AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2007
REGISTRATION STATEMENT NO. 333-137032

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATIVE CARD TECHNOLOGIES, INC.
(Name of Small Business Issuer in Its Charter)

DELAWARE	3670	90-0249676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(Address and telephone number of principal executive
offices and principal place of business)

JOHN A. WARD, III
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
10880 Wilshire Blvd. Suite 950
LOS ANGELES, CALIFORNIA90024
(310) 312-0700
(Name, address and telephone number of Agent for Service)

COPY TO:

JENNIFER A. POST, ESQUIRE
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Note Regarding Combined Prospectus and Registration:
This Post Effective Amendment No.1 to Registration Statement on Form SB-2 contains a combined prospectus pursuant to Rule 429 of Regulation C of the Securities Act with respect to the following, previously filed Registration Statements:
(i)	Registration Statement on Form SB-2 filed August 31, 2006, as amended, File No. 333-137032 (to which this Post Effective Amendment is filed);
(ii)	Registration Statement on Form SB-2 filed July 12, 2006, as amended, File No. 333-135715;

(iii)	Registration Statement on Form SB-2 filed November 8, 2005, as amended, File No. 333-129564; and
(iv)	Registration Statement on Form SB-2 filed October 19, 2004, as amended, File No. 333-119814.

Note Regarding Registration Fees:
All fees for the registration of the shares registered on this Post Effective Amendment No.1 were paid upon the initial filing of the previously filed registration statements covering such shares, as noted above. No additional shares are registered and accordingly, no additional fees are payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MAY 11, 2007

PROSPECTUS

INNOVATIVE CARD TECHNOLOGIES, INC.

23,358,470 shares of Common Stock

This prospectus covers the resale by selling stockholders named on page 10 of up to 23,358,470 shares of our common stock, par value $0.001, which include:

•	367,316 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;
•	4,500,000 shares of common stock issued in conjunction with the completion of our acquisition of selected assets from nCryptone, S.A. relating to the DisplayCard on June 28, 2006;
•	183,658 shares of common stock underlying warrants issued in conjunction with our private placement completed on October 19, 2005;
•	150,000 shares of common stock underlying warrants issued to an investor relations firm on April 12, 2006;
•	100,000 shares of common stock underlying warrants issued to an investor relations firm on May 19, 2006;
•	3,785,500 shares of common stock issued in conjunction with our private placement completed on May 30, 2006;
•	113,565 shares of common stock underlying warrants issued in conjunction with our private placement completed on May 30, 2006;
•	6,500,000 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;
•	4,147,600 shares of common stock underlying warrants issued in conjunction with our private placement completed on October 19, 2005;
•	250,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated as of December 23, 2003;
•	250,000 shares of common stock underlying certain warrants issued in conjunction with the Securities Purchase Agreement dated as of December 23, 2003;
•	1,844,500 shares of common stock that were issued upon conversion of our series A preferred stock on May 5, 2005; and
•	1,166,331 shares of common stock issued at various times, of which 1,083,831 shares of common stock were issued prior to our initial public offering of common stock.

All of the foregoing shares of common stock were previously covered by one or more prospectuses which are no longer effective and should not be relied upon. This combined prospectus is made under Rule 429 of Regulation C of the Securities Act, and this prospectus replaces and supersedes the prior prospectuses covering the foregoing shares of common stock.

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

Our common stock is currently listed on the NASDAQ (Capital) Market under the symbol "INVC." On May 7, 2007, the closing price of the shares was $6.04 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" BEGINNING AT PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 11, 2007

TABLE OF CONTENTS

Prospectus Summary	1

Risk Factors	4

Special Note Regarding Forward-Looking Statements	10

Use of Proceeds	10

Selling Stockholders	10

Plan of Distribution	19

Legal Proceedings	21

Management	21

Security Ownership of Certain Beneficial Owners and Management	24

Description of Securities	25

Legal Matters	26

Experts	26

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	27

Description of Business	27

Management's Discussion and Analysis	33

Description of Property	38

Certain Relationships and Related Transactions	38

Market For Common Equity and Related Stockholder Matters	41

Executive Compensation	46

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	48

Financial Information	F-1

Where You Can Find More Information	49

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to Innovative Card Technologies, Inc. and our wholly owned subsidiary, PSACo, Inc., as "InCard," "our company," "we," "us" and "our." In addition, LensCard is a trademark of InCard. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

OUR COMPANY

We develop and market secure powered cards for payment, identification, physical and logical access applications. Our main product, the ICT DisplayCard, integrates the security of a one-time password token directly into a card the size of a standard credit or debit card. A token is a portable physical device, typically in a key-fob form factor, that generates the one-time password (also referred to as a one-time passcode). At the push of a button on the back of the ICT DisplayCard, a one-time passcode (OTP) is shown on the card’s integrated display. During a transaction, this number is entered into a user interface with other information (such as the user’s static PIN and login name). This information is relayed to a backend system for multi-factor authentication. InCard does not provide the backend authentication server, but rather will integrate the ICT DisplayCard into authentication systems provided by other companies including distributors and other resellers of the ICT DisplayCard. The ICT DisplayCard’s OTP authentication works like tokens issued by VASCO, RSA, and ActivIdentity, but in a more convenient, wallet-sized card form factor.

We were incorporated in Delaware on November 22, 2002 under the name LensCard Corporation. On June 25, 2004, we changed our name to Innovative Card Technologies, Inc. Our wholly owned subsidiary, PSACo, Inc., was incorporated in Delaware on August 27, 2003. Our corporate offices are located at 10880 Wilshire Blvd. Suite 950 Los Angeles, CA 90024. Our telephone number is (310) 312-0700. Our website address is http://www.incardtech.com. Information contained in our website is not a part of this prospectus.

THE OFFERING

The shares issued and outstanding prior to this offering consist of 28,420,616 shares of common stock and do not include:

•	4,263,533 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $1.25 per share;

•	150,000 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $3.25 per share;

•	100,000 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $4.13 per share;

•	2,315,998 shares of common stock to be issued upon exercise of options outstanding;

•	113,565 shares of common stock issuable upon exercise of warrants outstanding, at an exercise price of $3.30 per share.

We are registering 23,358,470 shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders." The shares included in the table identifying the selling stockholders consist of:
This prospectus covers the resale by selling stockholders named on page 10 of up to 23,358,470 shares of our common stock, par value $0.001, which include:

•	367,316 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;
•	4,500,000 shares of common stock issued in conjunction with the completion of our acquisition of selected assets from nCryptone, S.A. relating to the DisplayCard on June 28, 2006;
•	183,658 shares of common stock underlying warrants issued in conjunction with our private placement completed on October 19, 2005;
•	150,000 shares of common stock underlying warrants issued to an investor relations firm on April 12, 2006;
•	100,000 shares of common stock underlying warrants issued to an investor relations firm on May 19, 2006;
•	3,785,500 shares of common stock issued in conjunction with our private placement completed on May 30, 2006;
•	113,565 shares of common stock underlying warrants issued in conjunction with our private placement completed on May 30, 2006;
•	6,500,000 shares of common stock issued in conjunction with our private placement completed on October 19, 2005;
•	4,147,600 shares of common stock underlying warrants issued in conjunction with our private placement completed on October 19, 2005;
•	250,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated as of December 23, 2003;
•	250,000 shares of common stock underlying certain warrants issued in conjunction with the Securities Purchase Agreement dated as of December 23, 2003;
•	1,844,500 shares of common stock that were issued upon the conversion of our series A preferred stock on May 5, 2005; and
•	1,166,331 shares of common stock issued at various times, of which 1,083,831 shares of common stock were issued prior to our initial public offering of common stock.

All of the foregoing shares of common stock were previously covered by one or more prospectuses which are no longer effective and should not be relied upon. This combined prospectus is made under Rule 429 of Regulation C of the Securities Act, and this offering prospectus replaces and supersedes the prior prospectuses covering the foregoing shares of common stock.

Of the 28,420,616 outstanding shares all such shares are freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations. Information regarding our common stock and the warrants is included in the section of this prospectus entitled "Description of Securities."

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell 500,000 shares of our common stock at a price per share of $0.10 and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share in exchange for $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to us and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of our series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock pursuant to the Securities Purchase Agreement. We currently have no shares of Series A preferred stock outstanding; all such shares were converted into 2,843,500 shares of common stock on May 5, 2005.

From April 7, 2004 to October 18, 2004, we issued 2,568,500 shares of series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised proceeds of $2,501,500. See our description in "Market for Common Equity and Related Stockholder Matters" subtitled "Restricted Offerings" for further information regarding this offering. We currently have no shares of Series A preferred stock outstanding; all such shares were converted into 2,843,500 shares of common stock on May 5, 2005.

On October 19, 2005, we issued 6,500,000 shares of common stock and 4,147,600 warrants to purchase common stock (collectively "Units") at a price of $1.00 per Unit to accredited investors pursuant to a private placement for total gross proceeds of $6,500,000. T.R. Winston & Company served as placement agent for the securities sold in this transaction and received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we converted $571,066 of indebtedness resulting in 571,066 Units being issued that are not being registered pursuant to this prospectus. The aggregate 7,071,066 shares of common stock and 4,433,133 shares of common stock underlying warrants issued on October 19, 2005 have full ratchet anti-dilution protection for 18 months. If during 18 months following October 19, 2005, we obtain additional capital through the issuance of equity securities, other than the protected shares and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with (i) any mergers or acquisitions of securities, business, property or other assets, (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding as of October 19, 2005, or (v) any employee benefit plan that has been adopted by us prior to October 19, 2005, the holders of these then-existing shares will receive full ratchet anti-dilution protection. However, if the aggregate purchase price for the issuance of additional shares of common stock during the 18-month period exceeds $10,000,000 and is not anti dilutive to such shares, the full ratchet anti-dilution provisions shall terminate simultaneously with the completion of the additional raise. See our description in "Market for Common Equity and Related Stockholder Matters" subtitled "Restricted Offerings" for further information regarding this offering.

On May 30, 2006, we issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500. T.R. Winston & Company served as placement agent for the securities sold in this transaction and received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share that expire on May 30, 2011. The shares of common stock we issued and the shares of common stock underlying warrants issued on May 30, 2006 have full ratchet anti-dilution protection for 12 months. If during 12 months following May 30, 2006, we obtain additional capital through the issuance of equity securities, other than the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with (i) any mergers or acquisitions of securities, business, property or other assets, (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding as of May 30, 2006, or (v) any employee benefit plan that has been adopted by our board and our shareholders, the holders of these then-existing shares will receive full ratchet anti-dilution protection if such securities are sold for less than $3.00 per share. See our description in "Market for Common Equity and Related Stockholder Matters" subtitled "Restricted Offerings" for further information regarding this offering.

We have agreed to keep this prospectus effective until the earlier of: (i) June 28, 2008, (ii) the date that all shares covered by this prospectus have been sold, or (iii) the date that all shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144(k) as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected selling stockholders.

SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheet data for our business and should be read together with the section of this prospectus captioned "Management's Discussion And Analysis" and our financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
	2006	2005

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenues, net	$35,382	$11,595
Operating expenses	$7,234,476	$2,536,665
Net loss	$(6,866,614)	$(2,565,008)
Basic and diluted loss per share	$(0.29)	$(0.23)
Weighted-average common shares outstanding	23,535,792	11,341,702

CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents	$8,270,096	$3,277,532
Working capital	$8,494,910	$3,265,819
Total assets	$14,724,103	$3,821,363
Total shareholders' equity (deficit)	$12,593,417	$3,498,728
Total liabilities and shareholders' equity (deficit)	$14,724,103	$3,821,363

Since inception, we have been unprofitable. As of December 31, 2006, we had an accumulated deficit of $13,733,561. We have incurred net losses from operations of $6,866,614 and $2,565,008 for the years ending December 31, 2006 and December 31, 2005, respectively. We had negative cash flows from operations of $5,990,620 and $2,805,841 for the years ending December 31, 2006 and December 31, 2005, respectively. We anticipate that the sales of our products will not be sufficient enough to sustain our operations, and further anticipate that after such introductions we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. To date, our operations have been funded primarily through equity financings totaling $21,803,691. We believe that we will have enough funding to meet our cash needs and continue our operations for the next twelve months.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

RISKS FACTORS

WE ARE AN EARLY STAGE COMPANY WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Since our incorporation on November 22, 2002, we have primarily been and continue to be involved in development of products using our power inlay technology and marketing these products to industry partners. In 1998, Alan Finkelstein commenced commercialization of our first product, the LensCard, and entered into license agreements with banks and credit card issuers, most of which have terminated. After discovering the possibility of placing power into an International Organization of Standards (ISO) compliant card, we began to focus our efforts on the development of our power inlay technology and not on the marketing of the LensCard. For these reasons, we expect that future orders for the LensCard will be insignificant. Although management believes that our power inlay technology and products under development have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. Based on the size of the market for OTP tokens and related market research, management believes that demand for OTP technology to enhance the security of networks and on-line transactions, and specifically for the unique form-factor of the ICT DisplayCard, will continue to grow and provide a climate conducive to adoption of the ICT DisplayCard.

WE HAVE AN ACCUMULATED DEFICIT OF $13,733,561 AS OF DECEMBER 31, 2006 AND WE MAY NEVER ACHIEVE PROFITABILITY.

We have incurred significant net losses every year since our inception, including net losses of $6,866,614 and $2,565,008 for the fiscal years ending December 31, 2006 and 2005, respectively. As of December 31, 2006, we had an accumulated deficit of $13,733,561. These losses have resulted principally from expenses incurred in our research and development programs and general and administrative expenses. To date, we have not generated significant revenues. We will use capital raised in October 2005 and May 2006 to sustain operations through 2007. We anticipate that we will continue to incur substantial operating losses based on projected sales revenues less manufacturing, general and administrative and other operating costs for an indefinite period of time. We expect that our current resources including anticipated revenues will be sufficient to sustain our operations through April 2008. However, we cannot assure you that we will ever be profitable and that we will meet our anticipated sales levels.

TO BE SUCCESSFUL WE MAY REQUIRE ADDITIONAL CAPITAL.

Assuming that we continue to operate at our existing cost structure, our current resources will be sufficient to fund operations for the next twelve months assuming we generate sales from the ICT DisplayCard with one time password during 2007. As we are in the early stage of manufacturing and have not sold substantial quantities of our products, we are unable to determine the amount of additional capital we will need to become successful. We currently do not have any binding commitments for, or readily available sources of, additional financing. Unless we are able to generate significant sales from the ICT DisplayCard that covers the manufacturing costs and operating overhead, we will continue to incur net losses that exceed our revenue.

WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, AND WE WILL BE UNABLE TO MANUFACTURE OR DELIVER OUR PRODUCTS IF SHIPMENTS FROM THESE SUPPLIERS STOP, ARE LATE OR OTHERWISE INTERRUPTED.

We obtain the battery, a key component for our power inlay technology, from a single source on a purchase order basis from Solicore, Inc. In the event of a disruption or discontinuation in supply we could not obtain replacement batteries on a timely basis which would disrupt our operations, delay production for up to six months and impair our ability to manufacture and sell our products.

We obtain the display, a key component for the ICT DisplayCard, from a single source, SmartDisplayer, under a written agreement. In the event of a disruption or discontinuation in supply we could not obtain replacement displays on a timely basis, which would disrupt our operations, delay production for up to six months and impair our ability to manufacture and sell our ICT DisplayCard.

We assemble our ICT DisplayCard, using a single source, NagraID, under a written agreement by issuing written purchase orders that we pay in advance. We believe that alternative sources for assembly in the event of a disruption would not be available on a timely basis, which would disrupt our operations, delay production for up to six months and impair our ability to manufacture and sell our ICT DisplayCard.

Our dependence upon outside suppliers exposes us to risks, including:

o the possibility that our suppliers experience major disruptions in production, which is exacerbated by the fact that we are the major customer of our suppliers;

o the solvency of our suppliers and the potential that our supplier will be solely dependent upon us;

o the potential inability of our suppliers to obtain required components or products;

o reduced control over pricing, quality and timely delivery, due to the difficulties in switching to alternative suppliers;

o the potential delays and expense of seeking alternative sources of suppliers; and

o increases in prices of key components.

IF WE ARE NOT ABLE TO DEVOTE ADEQUATE RESOURCES TO PRODUCT DEVELOPMENT AND COMMERCIALIZATION, WE MAY NOT BE ABLE TO DEVELOP OUR PRODUCTS.

Our business strategy is to develop and market new products using our power inlay technology that can enhance payment and other information-bearing plastic cards. We believe that our revenue growth and profitability, if any, will substantially depend upon our ability to:

o continuing to fund research and development endeavors;

o complete development of new products; and

o successfully introduce and commercialize new products.

ACQUISITIONS COULD RESULT IN OPERATING DIFFICULTIES, DILUTION AND OTHER HARMFUL CONSEQUENCES.

We have no experience acquiring entire companies. We have evaluated and expect to continue to evaluate potential strategic transactions. Any of these transactions could be material to our financial condition and results of operations. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures. The areas where we may face risks include:

•	Difficulty in realizing the potential technological benefits of the transaction;

•	Difficulty in integrating the technology, operations or work force of the acquired business with our existing business;

•	Retaining employees from the business we acquire;

•	Disruption of our ongoing business; and

•	Difficulty in maintaining uniform standards, controls, procedures and policies.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, write-offs of goodwill, any of which could harm our financial condition. Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.

FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS BY US OR OUR SUPPLIERS COULD ENABLE THIRD PARTIES TO USE OUR TECHNOLOGY, OR VERY SIMILAR TECHNOLOGY, AND COULD REDUCE OUR ABILITY TO COMPETE IN THE MARKET, AND ANY PROPRIETARY RIGHTS LITIGATION COULD BE TIME CONSUMING AND EXPENSIVE TO PROSECUTE AND DEFEND.

Establishment of patents and other proprietary rights by us and our suppliers is important to our success and our competitive position. Performance in the payment card industry can depend, among other factors, on patent protection. Our policy is to identify patentable inventions developed by our company, and to seek to acquire patent rights for such inventions. We mainly develop and patent technology in the fields of card enhancements and methods of card manufacturing. We seek to obtain a reasonably broad territorial protection for our patented technologies. We usually file initial patent applications in the United States, and subsequently file corresponding applications in foreign countries depending on the relevant circumstances. We may elect to forego patent protection for some of our proprietary technologies and treat such technologies as trade secrets. Despite our efforts to establish and protect our patents, trade secrets or other proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of establishing and protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around our patents or our other proprietary rights.

Due to the importance of proprietary technology in the payment card industry, our business involves a risk of overlap with third party patents and subsequent litigation with competitors or patent-holders. Any claims, with or without merit, could be time-consuming, result in costly litigation, or cause us to enter into licensing agreements.

WE DEPEND ON KEY PERSONNEL IN A COMPETITIVE MARKET FOR SKILLED EMPLOYEES, AND FAILURE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL COULD SUBSTANTIALLY HARM OUR BUSINESS.

We rely to a substantial extent on the management, marketing and product development skills of our key employees and consultants, particularly John A. Ward III, our CEO and Chairman of our Board of Directors, Alan Finkelstein, our co-founder and president, Bennet P. Tchaikovsky, our chief financial officer, Philippe Guillaud who supervises software and firmware development of the ICT DisplayCard, and Craig Nelson, who supervises the manufacturing and testing of the ICT DisplayCard to formulate and implement our business plan, including the development of our power inlay technology. Our success depends to a significant extent upon our ability to retain and attract key personnel. Competition for employees can be intense in the payment card industry and the process of locating key personnel with the right combination of skills is often lengthy. The loss of the services of our key personnel may significantly delay or prevent the achievement of product development and could have a material adverse effect on us.

IF OUR FUTURE PRODUCTS DO NOT ACHIEVE A SIGNIFICANT LEVEL OF MARKET ACCEPTANCE, IT IS HIGHLY UNLIKELY THAT WE EVER WILL BECOME PROFITABLE.

To our knowledge, no enterprise or on-line banking token issuers have adopted power-based card enhancements to date using our power inlay technology on a mass quantity basis. As a result, our ability to enable enterprise to improve and add card functionality, reduce attrition and increase acquisition rates, and enhance security and anti-fraud protection for customers through power-based card enhancements has yet to be proven. The commercial success of our future products will depend upon the adoption of our power inlay technology as a preferred method of applying card enhancements to payment cards. In order to be successful, our future products must meet the technical and cost requirements for card enhancements within the payment card industry. Market acceptance will depend on many factors, including:

•	our ability to convince prospective strategic partners and customers to adopt our products;

•	the willingness and ability of prospective strategic partners and customers to adopt our products; and

•	our ability to sell and service sufficient quantities of our products.

Because of these and other factors, our products may not achieve market acceptance. If our products do not achieve a significant level of market acceptance, demand for our future products will not develop as expected and it is highly unlikely that we ever will become profitable.

WE HAVE GRANTED THIRD PARTIES SUBSTANTIAL MARKETING RIGHTS TO CERTAIN OF OUR PRODUCTS AND PRODUCTS UNDER DEVELOPMENT. IF THE THIRD PARTIES ARE NOT SUCCESSFUL IN MARKETING OUR PRODUCTS WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS.

Some of our agreements with our corporate marketing partners contain no minimum purchase requirements in order for them to maintain their exclusive marketing rights. In the future, third party marketing assistance may not be available on reasonable terms, if at all. If any of these events occur, we may not be able to commercialize our products, which could negatively impact our results of operations or substantially limit our ability to execute our business strategy.

WE MAY EXPERIENCE CUSTOMER CONCENTRATION IN THE ENTERPRISE AND ON-LINE BANKING MARKETPLACE, WHICH MAY EXPOSE US TO ALL OF THE RISKS FACED BY OUR POTENTIAL MATERIAL CUSTOMERS.

Until and unless we secure multiple customer relationships in the enterprise and on-line banking marketplaces, we may experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we may be dependent on any single customer, we could be subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

THE POWER INLAY TECHNOLOGY HAS NOT BEEN PROVEN IN FULL SCALE PRODUCTION. FAILURE TO DEVELOP THE PROTOTYPE SCALE INTO MASS PRODUCTION MAY HAVE A MATERIAL NEGATIVE EFFECT ON OUR BUSINESS STRATEGY AND OPERATIONS.

Our power inlay technology has been proven solely during the manufacture of cards in prototype quantities. We have developed an automated process in our laboratory and are now working on mass production. However, our product has yet to be proven to be manufactured in full scale mass production. We are applying our own resources and working in cooperation with other companies that have specialized technical expertise related to the power inlay technology for thin, flexible non-payment cards. We expect to enter into agreements that will grant us ownership or exclusive license rights to the manufacturing process of the power inlay technology for use in credit and other information-bearing plastic cards. Failure to secure or maintain exclusive rights or failure of the prototype technology to successfully transfer to full scale production, without the use of proprietary technology of others, may have a material negative effect on our business strategy and operations.

WE RELY SUBSTANTIALLY ON THIRD-PARTY MANUFACTURERS. THE LOSS OF ANY THIRD-PARTY MANUFACTURER COULD LIMIT OUR ABILITY TO LAUNCH OUR PRODUCTS IN A TIMELY MANNER, OR AT ALL.

To be successful, we must manufacture, or contract for the manufacture of, our future products in compliance with industry standards and on a timely basis, while maintaining product quality and acceptable manufacturing costs. As discussed in the risk factor above, we are working in cooperation with other companies that have specialized technical expertise related to the manufacturing process of our power inlay technology for the ICT DisplayCard. We also currently use a limited number of sources for most of the supplies and services that we use in the manufacturing of our power inlay technology and prototypes. Our manufacturing strategy presents the following risks:

•	delays in the quantities needed for product development could delay commercialization of our products in development;

•	if we need to change to other commercial manufacturers, any new manufacturer would have to be educated in, or develop substantially equivalent processes necessary for the production of our products;

•
if market demand for our products increases suddenly, our current manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand; and

•	we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

Any of these factors could delay commercialization of our products under development, entail higher costs and result in our being unable to effectively sell our products.

RISKS RELATED TO OUR SECURITIES

THE APPLICATION OF THE PENNY STOCK RULES COULD ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be a "low-priced" security under the "penny stock" rules promulgated under the Securities Exchange Act of 1934. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules described above, if our stock trades below $5.00 per share, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE YOUR RETURN ON AN INVESTMENT IN OUR COMMON STOCK.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY DEPRESS OUR STOCK PRICE.

As of May 7, 2007, we will have 28,420,616 shares of common stock outstanding. Of these shares, 25,584,169 can be traded pursuant to a prospectus or via a rule 144(k) transaction. Of our 4,627,098 warrants outstanding, 4,525,223 have been registered and common stock issued on exercise can be sold pursuant to a prospectus. 2,351,000 shares issuable upon exercise of options issued under our 2004 Stock Incentive Plan were registered as well.

If our stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall. The sale of a large number of shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

Our certificate of incorporation currently authorizes our board of directors to issue up to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of March 26, 2007, after taking into consideration our outstanding common and preferred shares, our board of directors will be entitled to issue up to 21,579,384 additional common shares and 5,000,000 preferred shares. The power of the board of directors to issue these shares of common stock, preferred stock or warrants or options to purchase shares of our stock is generally not subject to stockholder approval.

We may require additional working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

WE ARE CONTROLLED BY OUR PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS, AND AS A RESULT, THE TRADING PRICE FOR OUR SHARES MAY BE DEPRESSED AND THESE STOCKHOLDERS CAN TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.

Our principal stockholders, executive officers and directors, in the aggregate, beneficially own approximately 40.34% of our common stock including options held by each principal stockholder, executive officer and director that are exercisable within 60 days of March 26, 2007. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.

OUR INCORPORATION DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER THAT STOCKHOLDERS CONSIDER FAVORABLE AND COULD ALSO LIMIT THE MARKET PRICE OF YOUR STOCK, WHICH MAY INHIBIT AN ATTEMPT BY OUR STOCKHOLDERS TO CHANGE OUR DIRECTION OR MANAGEMENT.

Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. Some of these provisions:

•
authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders;

•	prohibit stockholders from calling special meetings;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

•	prohibit stockholder action by written consent, requiring all stockholder actions to be taken at a meeting of our stockholders.

In addition, we are governed by the provisions of Section 203 of Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

NEW RULES, INCLUDING THOSE CONTAINED IN AND ISSUED UNDER THE SARBANES-OXLEY ACT OF 2002, MAY MAKE IT DIFFICULT FOR US TO RETAIN OR ATTRACT QUALIFIED OFFICERS AND DIRECTORS, WHICH COULD ADVERSELY AFFECT THE MANAGEMENT OF OUR BUSINESS AND OUR ABILITY TO OBTAIN OR RETAIN LISTING OF OUR COMMON STOCK.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE, AND OUR INDEPENDENT AUDITORS MAY NOT BE ABLE TO CERTIFY AS TO THEIR EFFECTIVENESS, WHICH COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS.

We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which may initially apply to us as of December 31, 2006. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis" and "Business," contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to complete development of our power inlay technology and products under development;

•	our ability to market and manufacture our future products;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our ability to raise additional capital when we need it.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "expects," "intends," "plans," "anticipates," "believes," "potential," "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $35,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of ownership of our securities. The following table also provides certain information with respect to the selling stockholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

The selling stockholders may transfer, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post effective amendments, as required.

The shares described in the following table include shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, shares of its common stock issued pursuant to the acquisition of selected assets from nCryptone relating to its DisplayCard that was completed on June 28, 2006, and common stock underlying warrants given to Investor Relations firms during 2006. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the method of distribution of these shares.

No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of ownership of our securities except for Bradley Ross, who was CFO until July 5, 2004, Forest Finkelstein, son of Alan Finkelstein, who was Executive Vice President - Strategic Planning and Marketing until March 31, 2004, and Donald W. Killian, III, who has served as our Board Member since December 2006. Forest Finkelstein continues to provide services to our company on a consulting basis and Donald W. Killian, III continues to be a member of our Board of Directors. This prospectus covers securities that Bradley Ross and Forest Finkelstein each purchased pursuant to the private placement we completed on October 19, 2005.

The shares described in the following table include shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, common stock issued pursuant to a securities purchase agreement dated December 23, 2003 and 82,500 other shares of common stock. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling stockholders are or were affiliated with broker-dealers, other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with the private placement that closed on October 19, 2005. See our discussion entitled "Plan of Distribution" for further information regarding the method of distribution of these shares.

The shares described in the following table include shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on May 30, 2006. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling stockholders are or were affiliated with broker-dealers, other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with the private placement that closed on May 30, 2006. See our discussion entitled "Plan of Distribution" for further information regarding the method of distribution of these shares.

Name of Selling Security Holders	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering **
Andrew Lessman (4)	667,000	667,000	0	0

Apex Investment Fund (2)(3)(4)(6)	416,500	416,500	0	0

Barry Nash (2)	25,000	25,000	0	0

Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO (2)(3)(7)	800,000	800,000	0	0

Bear Stearns Securiteis Corp. Custodian J. Steven Emerson IRA RO II (3)(8)	600,000	600,000	0	0

Bradley Ross (3)(9)	2,026,022	900,000	1,126,022	3.96%

Briana Crane (2)	1,500	1,500	0	0

Bristol Investment Fund, Ltd. (2)(3)(10)	525,000	442,500	82,500	*

BSR Investments, Ltd. (2)(5)(11)	1,921,724	1,241,724	680,000	2.39%

Bruce Friedman (3)(12)	75,000	75,000	0	0

Bruce Newberg Trustee, Newberg Family Trust UTA DTD 12/18/90 (4)(13)	100,000	100,000	0	0

CE Unterberg, Towbin, LLC (3)(14)	117,600	117,600	0	0

Charles B. Runnels Family Trust DTD 10-14-93 Charles B. Runnels & Amy Jo Runnels TTEES (3)(15)	37,500	37,500	0	0

Colette Savage (2)	20,000	20,000	0	0

Cort Wagner (2)(3)(16)	32,500	32,500	0	0

Credit Agricole Indosuez (2)(17)	35,000	35,000	0	0

Crystal Research Associates (5)(18)	100,000	100,000	0	0

David Castaneda (2)(19)	100,000	50,000	50,000	*

David Hsu & Michael Tan (3)(20)	9,000	9,000	0	0

David Mun-Gavin (2)(3)(21)	62,500	62,500	0	0

Dean Devlin Trust (2)(22)	112,500	112,500	0	0

Dennis Shea (5)(23)	2,250	2,250	0	0

Derry Cook (2)	25,000	25,000	0	0

Diana Kessler (3)(24)	250,000	125,000	125,000	*

Donald W. Killian III (4)	33,000	33,000	0	0

Dorette Marozeau (2)	50,000	50,000	0	0

Doug Stone (3)(25)	75,000	75,000	0	0

Eileen Schwagerl (5)(26)	750	750	0	0

Emerson Family Foundation (4)(27)	75,000	75,000	0	0

Emerson Partners (4)(28)	75,000	75,000	0	0

Eugene Hong (3)(29)	43,500	43,500	0	0

Finkelstein Family Trust of 2001 (2)(30)	10,000	10,000	0	0

Forest Finkelstein (3)(31)	1,308,000	280,500	1,027,500	3.62%

Grover Bradley Harrison (2)	25,000	25,000	0	0

G. Tyler Runnels or Jasmine Niklas Runnels TTEES the Runnels Family Trust DTD 1-11-2000 (3)(4)(32)	327,500	327,500	0	0

Harry Gittes (2)	15,000	15,000	0	0

High Tide LLC (2)(3)(34)	377,500	377,500	0	0

Horton Living Trust dtd 8/7/1991 Joaquin P. Horton and Nellie R. Horton TTEE (2)(35)	25,000	25,000	0	0

Huyen Nguyen and Pongthep Tantaksinanukij (2)	1,000	1,000	0	0

Jailana Ross (2)	1,500	1,500	0	0

Jay Juch (3)(36)	75,000	75,000	0	0

Jennifer Ross-Callahan (2)	1,500	1,500	0	0

Jill Cook (2)(3)(37)	47,500	47,500	0	0

JMB Capital Partners LP (4)(38)	667,000	667,000	0	0

JMG Capital Partners LP (3)(4)(39)	1,767,000	1,767,000	0	0

JMG Triton Offshore Fund LTD (3)(4)(40)	1,767,000	1,767,000	0	0

Jocelyn Crane (2)	1,500	1,500	0	0

John Davies (3)(41)	375,000	375,000	0	0

John D. Gottfurcht and Amy Jo Gottfurcht Trustees 1996 Gottfurcht Family Trust DTD October 16, 1996 (4)(42)	50,000	50,000	0	0

John M. Macaluso Revocable Trust UDT 9/5/97 (2)(43)	200,000	200,000	0	0

John W. Galuchie, Jr (3)(44)	75,000	75,000	0	0

Jonathon Kukuljan (2)	25,000	25,000	0	0

Jose L. Castaneda (5)(45)	100,000	100,000	0	0

Joseph Friedman (3)(46)	15,000	15,000	0	0

Joseph H. Merback & Tema N. Merback Co-TTEE FBO Merback Family Trust UTD 8-30-89 (3)(47)	150,000	150,000	0	0

Lord Robin Russell (4)	20,000	20,000	0	0

Mark Abdou (2)(48)	10,000	10,000	0	0

Matthew LeBlanc 2000 Living Trust (2)(49)	150,000	150,000	0	0

MDC Group, Inc. (5)(50)	50,000	50,000	0	0

Michael Auriemma (5)(51)	12,000	12,000	0	0

Michael Santoro (2)(3)(52)	45,000	45,000	0	0

MM&B Holdings, a California General Partnership (3)(4)(53)	783,500	783,500	0	0

Moon Hahn (3)(54)	18,000	18,000	0	0

Nate Crane (2)	1,500	1,500	0	0

nCryptone, S.A. (5)(55)	4,500,000	4,500,000	0	0

Nicholas L. Schenck Trustee for Nicholas L. Schenck Trust UA/DTD 08-19-1997 Fund, Ltd. (2)(56)	30,000	30,000	0	0

Nicholas Leung (5)(57)	5,250	5,250	0	0

Nick and Stephanie Wechsler (4)	33,500	33,500	0	0

O. Allen Cassel (3)(58)	15,000	15,000	0	0

Pantoliano - Sheppard Family Trust (2)(59)	25,000	25,000	0	0

Paul Kessler (3)(60)	775,000	125,000	650,000	2.29%

Paul L. Feinstein (3)(61)	52,500	37,500	15,000	*

Paul L. Feinstein & Anna M. Feinstein (3)(62)	15,000	15,000	0	0

Pongthep Tantaksinanukij (5)(63)	10,000	9,000	1,000	*

Richard Aaron (2)	30,000	30,000	0	0

Richard M. Chutick as Trustee of the Richards M. Chutick Living Trust U/D/T DTD 8/11/93 (2)(64)	30,000	30,000	0	0

Richardson & Patel (2)(65)	50,000	50,000	0	0

Rick Genow (3)(66)	52,500	52,500	0	0

Robert Stapp (2)	25,000	25,000	0	0

Rodger Bemel (2)(3)(67)	660,831	610,831	50,000	*

Scoggin Capital Management, LP II (4)(68)	333,500	333,500	0	0

Scoggin International Fund Ltd (4)(69)	333,500	333,500	0	0

Seowoo Chang (3)(70)	15,000	15,000	0	0

Shai Stern (2)	25,000	25,000	0	0

St. Cloud Investments (3)(71)	1,500,000	1,500,000	0	0

Stan Dragotti (2)	5,000	5,000	0	0

Steve Emerson (2)(73)	1,750,000	200,000	1,550,000	5.42%

Steven B. Dunn (3)(74)	375,000	375,000	0	0

Tess Ross-Callahan (2)	1,500	1,500	0	0

The Muhl Family Trust, Phillip E. Muhl & Kristin A. Muhl TTEES DTD 10-11-95 (4)(75)	34,000	34,000	0	0

Timothy D. Wong (2)	30,000	30,000	0	0

Trevor Berkowitz (2)	10,000	10,000	0	0

T.R. Winston & Company, LLC (3)(4)(76)	893,565	893,565	0	0

Tyler Runnels (2)(77)	1,648,565	50,000	1,598,565	5.42%

UBS Financial Services Inc. as IRA Custodian for Rodger Bemel (2)(78)	50,000	50,000	0	0

W. Robert Ramsdell &Marjorie F. Ramsdell TTEES Ramsdell Family Trust DTD 7/7/94 (4)(79)	80,000	80,000	0	0

Wuthipong & Lisa Tantaksinanukij (3)(80)	9,000	9,000	0	0

Total	30,314,057	23,358,470	6,955,587

* Indicates less than one percent.

** Percentage based upon 28,420,616 shares of common stock outstanding as of May 7, 2007.

(1) Assumes that all shares will be resold by the selling stockholders after this offering.

(2) These shares were originally registered on a Registration Statement on Form SB-2 filed October 19, 2004, File No. 333-119814 (the “October 2004 Registration Statement”). The October 2004 Registration Statement included shares of common stock underlying shares of series A preferred stock, which were issued in an equity financing that we completed on October 18, 2004. These shares of preferred stock automatically converted into shares of our common stock on a one-to-one basis upon effectiveness of the October 2004 Registration Statement.

(3) These shares were originally registered on a Registration Statement on Form SB-2 filed November 8, 2005, File No. 333-129564 (the “November 2005 Registration Statement”). The November 2005 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, common stock issued pursuant to a securities purchase agreement dated December 23, 2003 and 82,500 other shares of common stock.

(4) These shares were originally registered on a Registration Statement on Form SB-2 filed July 12, 2006, File No. 333-135715 (the “July 2006 Registration Statement”). The July 2006 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on May 30, 2006.

(5) These shares were originally registered on a Registration Statement on Form SB-2 filed August 31, 2006, File No. 333-137032 (the “August 2006 Registration Statement”). The August 2006 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, shares of our common stock issued pursuant to the acquisition of selected assets from nCryptone relating to its DisplayCard that was completed on June 28, 2006, and common stock underlying warrants given to Investor Relations firms during 2006.

(6) The natural person with voting and investment decision power for the selling stockholder is Peter Schlesinger. The security was issued to APEX Investment Fund. Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to APEX Investment Fund pursuant to the Securities Purchase Agreement dated October 19, 2005.

(7) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp Custodian FBO J. Steven Emerson Roth IRA pursuant to the Securities Purchase Agreement dated October 19, 2005.

(8) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp. Custodian FBO J. Steven Emerson IRA R/O II pursuant to the Securities Purchase Agreement dated October 19, 2005.

(9) Includes a warrant to purchase 300,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bradley Ross pursuant to the Securities Purchase Agreement dated October 19, 2005.

(10) Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities.

(11) The natural person with voting and investment decision power for the selling stockholder is Karim Souki. The shares were issued to BSR Investments, Ltd. in October 19, 2005.

(12) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bruce Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(13) The natural person with voting and investment decision power for the selling stockholder is Bruce Newberg. This security was issued to Bruce Newberg Trustee, Newberg Family Trust UTA DTD 12/18/90.

(14) The natural person with voting and investment decision power for the selling stockholder is Michael Marcus. Represents a warrant to purchase 117,600 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to CE Unterberg Towbin, LLC in conjunction with the financing that closed on October 19, 2005.

(15) The natural person with voting and investment decision power for the selling stockholder is Charles B. Runnels. Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Charles B. Runnels Family Trust DTD 10-14-93 Charles B. Runnels & Amy Jo Runnels TTEES pursuant to the Securities Purchase Agreement dated October 19, 2005.

(16) Includes a warrant to purchase 2,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Cort Wagner pursuant to the Securities Purchase Agreement dated October 19, 2005.

(17) The natural person with voting and investment decision power for the selling stockholder is Paul Bawab.

(18) The natural person with voting and investment decision power for the selling stockholder is Jeffrey Kraws. This solely includes warrants to purchase 100,000 shares of common stock. The exercise price of the common stock is $4.13 per share. This security was issued to Crystal Research Associates.

(19) Includes 50,000 shares of common stock. Also includes 100,000 shares and warrants held by MDC Group, Inc., and included for sale herein, of which Mr. Castaneda has sole voting and investment decision power.

(20) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Hsu & Michael W. Tan pursuant to the Securities Purchase Agreement dated October 19, 2005.

(21) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Mun Gavin pursuant to the Securities Purchase Agreement dated October 19, 2005.

(22) The natural person with voting and investment decision power for the selling stockholder is Dean Devlin.

(23) This includes a warrant to purchase 750 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Dennis Shea pursuant to the Security Purchase Agreement dated October 19, 2005.

(24) This security was issued to Diana Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003.

(25) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Doug Stone pursuant to the Securities Purchase Agreement dated October 19, 2005.

(26) This includes a warrant to purchase 250 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Eileen Schwagerl pursuant to the Security Purchase Agreement dated October 19, 2005.

(27) The natural person with voting and investment decision power for the selling stockholder is J. Steven Emerson. This security was issued to Emerson Family Foundation.

(28) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. This security was issued to Emerson Partners.

(29) Includes a warrant to purchase 14,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Eugene Hong pursuant to the Securities Purchase Agreement dated October 19, 2005.

(30) The natural person with voting and investment decision power for the selling stockholder is William Finkelstein. There is no relation between the Finkelstein Family Trust of 2001 and our president and chief executive officer, Alan Finkelstein, or his family.

(31) Includes a warrant to purchase 93,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Forest Finkelstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(32) The natural person with voting and investment decision power for the selling stockholder is G. Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust DTD 1-11-2000 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(34) The natural person with voting and investment decision power for the selling stockholder is G. Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to High Tide, LLC pursuant to the Securities Purchase Agreement dated October 19, 2005.

(35) The natural person with voting and investment decision power for the selling stockholder is Joaquin P. Horton.

(36) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Jay Juch pursuant to the Securities Purchase Agreement dated October 19, 2005.

(37) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Jill Cook pursuant to the Securities Purchase Agreement dated October 19, 2005.

(38) The natural person with voting and investment decision for the selling stockholder is Jon Brooks. This security was issued to JMB Capital Partners, LP.

(39) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Capital Partners, LP pursuant to the Securities Purchase Agreement dated October 19, 2005.

(40) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Triton Offshore Fund, Ltd pursuant to the Securities Purchase Agreement dated October 19, 2005.

(41) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John Davies pursuant to the Securities Purchase Agreement dated October 19, 2005.

(42) The natural person with voting and investment decision power for the selling stockholder is John D. Gottfurcht. This security was issued to John D. Gottfurcht and Amy Jo Gottfurcht Trustees 1996 Gottfurcht Family Trust DTD October 16, 1996.

(43) The natural person with voting and investment decision power for the selling stockholder is John Macaluso.

(44) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John W. Galuchie, Jr pursuant to the Securities Purchase Agreement dated October 19, 2005.

(45) Includes solely warrants to purchase 100,000 shares of common stock. The exercise price of the common stock is $3.25 per share.

(46) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(47) The natural person with voting and investment decision power for the selling stockholder is Joseph H. Merback. Includes a warrant to purchase 50,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph H. Merback & Tema N. Merback Co-TTEE FBO Merback Family Trust UTD 8-30-89 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(48) Mark Abdou is an attorney with the law firm of Richardson & Patel LLP, which serves as our legal counsel.

(49) The natural person with voting and investment decision power for the selling stockholder is Matthew LeBlanc.

(50) The natural person with voting and investment decision power for the selling stockholder is David Castaneda. This includes warrants to purchase 50,000 shares of common stock. The exercise price of the common stock is $3.25 per share. This security was issued to MDC Group, Inc.

(51) This includes a warrant to purchase 4,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Michael Auriemma pursuant to the Security Purchase Agreement dated October 19, 2005.

(52) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Michael Santoro pursuant to the Securities Purchase Agreement dated October 19, 2005.

(53) The natural person with voting and investment decision power for the selling stockholder is Brian Ezralow. Includes a warrant to purchase 150,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to MM&B Holdings, a California General Partnership pursuant to the Securities Purchase Agreement dated October 19, 2005.

(54) Includes a warrant to purchase 6,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Moon Hahn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(55) nCryptone SA is a wholly owned subsidiary of Prosodie SA. The shares were issued to nCryptone, S.A. in the acquisition of selected assets relating to the DisplayCard on June 28, 2006.

(56) The natural person with voting and investment decision power for the selling stockholder is Nicholas L. Schenck.

(57) Includes a warrant to purchase 1,750 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Nicholas Leung pursuant to the Security Purchase Agreement dated October 19, 2005.

(58) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to O. Allen Cassel pursuant to the Securities Purchase Agreement dated October 19, 2005.

(59) The natural person with voting and investment decision power for the selling stockholder is Joseph Pantoliano.

(60) This security was issued to Paul Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003. Also includes 690,000 shares and warrants held by Bristol Investment Fund, Ltd., and included for sale herein, of which Mr. Kessler has sole voting and investment decision power.

(61) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Paul L. Feinstein pursuant to the Securities Purchase Agreement dated October 19, 2005. Also includes shares and warrants held by Paul L. Feinstein and Anna M. Feinstein, and included for sale herein, of which Mr. Feinstein has shared voting and investment decision power.

(62) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Paul L. Feinstein & Anna M. Feinstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(63) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Pongthep Tantaksinanukij pursuant to the Security Purchase Agreement dated October 19, 2005. Also includes 1,000 shares held by Huyen Nguyen and Pongthep Tantaksinanukij, and included for sale herein, of which Mr. Tantaksinanukij has shared voting and investment decision power.

(64) The natural person with voting and investment decision power for the selling stockholder is Richard M. Chutick.

(65) Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered. Includes 50,000 shares of common stock issued in exchange for legal services having a value of $50,000. Does not include common stock owned by Mark Abdou, who is an associate of the firm. Mark Abdou participated in the private placement of our securities that we completed on October 18, 2004.

(66) Includes a warrant to purchase 17,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rick Genow pursuant to the Securities Purchase Agreement dated October 19, 2005.

(67) Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rodger Bemel pursuant to the Securities Purchase Agreement dated October 19, 2005. Also includes 50,000 shares and warrants held by UBS Financial Services Inc. as IRA Custodian for Rodger Bemel, and included for sale herein, of which Mr. Bemel has sole voting and investment decision power.

(68) The natural person with voting and investment decision power for the selling stockholder is Craig Effron. This security was issued to Scoggin Capital Management, LP II.

(69) The natural person with voting and investment decision power for the selling stockholder is Craig Effron. This security was issued to Scoggin International Fund, Ltd.

(70) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Seowoo Chang pursuant to the Securities Purchase Agreement dated October 19, 2005.

(71) The natural person with voting and investment decision power for the selling stockholder is Nancy Main. Includes a warrant to purchase 500,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to St. Cloud Investments, Ltd. pursuant to the Securities Purchase Agreement dated October 19, 2005.

(73) Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.00 per share. This security was issued to Steve Emerson in connection with the Securities Purchase Agreement dated December 23, 2003. Also includes 800,000 shares and warrants held by Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO, 600,000 shares and warrants held by Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO II, 1,675,000 shares and warrants held by Emerson Family Foundation, and 75,000 shares and warrants held by Emerson Partners, and included for sale herein, of which Mr. Emerson has sole voting and investment decision power.

(74) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Steven B. Dunn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(75) The natural person with voting and investment decision power for the selling stockholder is Phillip E. Muhl. This security was issued to the Muhl Family Trust, Phillip E. Muhl & Kristin A. Muhl TTEES DTD 10-11-95.

(76) The natural person with voting and investment decision power for the selling stockholder is Tyler Runnels. Includes a warrant to purchase 780,000 shares of common stock at an exercise price of $1.25 per share. This security was issued to T.R. Winston & Company, LLC in conjunction with the financing that we closed on October 19, 2005. Also includes a warrant to purchase 113,565 shares of common stock at an exercise price of $3.30 per share issued in conjunction with the financing that we closed on May 30, 2006.

(77) Includes a warrant to purchase 50,000 shares of common stock. The exercise price of the warrant is $1.00 per share. This security was issued to Tyler Runnels in connection with the Securities Purchase Agreement dated December 23, 2003. Also includes 685,000 shares and warrants held by G. Tyler Runnels or Jasmine Niklas Runnels TTEES the Runnels Family Trust DTD 1-11-2000, 377,500 shares and warrants held by High Tide LLC, and 1,673,565 shares and warrants held by T.R. Winston & Company, LLC, and included for sale herein, of which Mr. Runnels has sole voting and investment decision power.

(78) The natural person with voting and investment decision power for the selling stockholder is Rodger Bemel. These securities were issued in a private placement that we completed on October 18, 2004.

(79) The natural person with voting and investment decision power for the selling stockholder is W. Robert Ramsdell. This security was issued to W. Robert Ramsdell & Marjorie F. Ramsdell TTEES Ramsdell Family Trust DTD 7/7/94.

(80) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Wuthipong & Lisa Tantaksinanukij pursuant to the Securities Purchase Agreement dated October 19, 2005.

PLAN OF DISTRIBUTION

We are registering 23,358,470 shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the NASDAQ at prevailing market prices; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

Neither the selling stockholders nor InCard can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i) June 28, 2008, (ii) the date that all shares covered by this prospectus have been sold, or (iii) the date that all shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144(k) as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected selling stockholders.

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding, nor to the knowledge of management, are any legal proceedings threatened against us. From time to time, we may be involved in litigation relating to claims arising out of operations in the normal course of business.

MANAGEMENT

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
John A. Ward, III	60	Chief Executive Officer and Chairman
		Of the Board of Directors	November 22, 2003
Alan Finkelstein	56	Director, President, Chief Operating	November 22, 2003
		Officer and Secretary
Bennet P. Tchaikovsky	37	Chief Financial Officer	July 6, 2004

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Donald Joyce	56	Director	November 22, 2003
George Hoover	59	Director	November 22, 2003
Robert Sutcliffe	55	Director	December 8, 2006
Scott V. Ogilvie	53	Director	December 11, 2006
Donald W. Killian, III	53	Director	December 11, 2006

Mr. Robert Sutcliffe was a director of the Company but resigned effective April 26, 2007.

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board's discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BIOGRAPHICAL INFORMATION

JOHN A. WARD, III has served as our Chief Executive Officer and Chairman since August 2006 and has served as our director since November 2003. From October 2005 through August 2006, Mr. Ward served as our non-executive Chairman of the Board. Previously, Mr. Ward served as Chairman and interim CEO of Doral Financial, a diversified financial services company based in Puerto Rico, Chairman and CEO of The American Express Bank and President of the Travelers Cheque Group. Prior to joining American Express, Mr. Ward served as Executive Vice President of the Chase Manhattan Bank, a financial services provider, as well as Chief Executive Officer of Chase Bankcard Services. Mr. Ward serves on the boards of the following public companies: Rewards Network, Primus Guaranty, Ltd., and CoActive Marketing Group.

ALAN FINKELSTEIN, one of our founders, has served as our President, Secretary, and Chief Operating officer since August 2006 and as our director since our inception in November 2002. From December 2002 to August 2006, Mr. Finkelstein served as our President, Chief Executive Officer and Secretary, and as our director and Chairman from our inception until October 2005. Prior to November 2002, Mr. Finkelstein was a sole proprietor. He invented the LensCard and developed it from conceptualization in 1991 through design, patent acquisition, the formulation of a marketing strategy and issuance to credit card companies commencing in October 1998. Mr. Finkelstein serves as a member on the Joint Technical Committee on Information Technology for the International Organization of Standardization (ISO). Since 2000, he has served on the International Electrotechnical Commission (IEC). He is also a member of the National Committee for Information Technology Standards, the U.S. subgroup of the ISO and the IEC.

BENNET P. TCHAIKOVSKY has served as our Chief Financial Officer since July 2004. From January 2003 through November 2003, Mr. Tchaikovsky served as the Vice President, Finance of TJR Industries, Inc., a company that produces trade shows for the woodworking industry. From December 2000 through June 2002, Mr. Tchaikovsky served as Interim Chief Financial Officer and Chief Financial Officer of Digital Lava. From January 2000 to November 2000, Mr. Tchaikovsky served as the Chief Financial Officer of Harvest Solutions, Inc., a service provider of Internet tracking and reporting software solutions for companies. From February 1999 to October 1999, Mr. Tchaikovsky served as Controller for Rainmaker Digital Pictures, a subsidiary of Rainmaker Entertainment Group, a post production and visual effects company. From February 1998 through February 1999, Mr. Tchaikovsky served as Assistant Controller for Digital Domain, Inc., a provider of visual effects for commercial and film production. During 1996 and 1997, Mr. Tchaikovsky worked as an independent forensic accountant and financial consultant. Mr. Tchaikovsky previously worked as a senior associate at Coopers & Lybrand, LLP and internal auditor for California Federal Bank, Inc. He is a licensed Certified Public Accountant and an inactive member of the California State Bar. He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.

DR. DONALD JOYCE has served as our director since November 2003. Since April 2001, Dr. Joyce has been Deputy Director of the University of Chicago Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

GEORGE W. HOOVER, II has served as our director since November 2003. Mr. Hoover has been a partner in the intellectual property law firm of Blakely Sokoloff Taylor & Zafman, LLP since 1992. Prior to entering the legal profession, Mr. Hoover was with Hughes Aircraft Company for fifteen years as an engineer and manager engaged in the design and development of aerospace electronic systems. Mr. Hoover received a B.S. in Engineering-Physics from the University of California at Berkeley, an M.B.A. from the University of California at Los Angeles and a J.D. (magna cum laude) from Loyola Law School (Los Angeles).

SCOTT OGILVIE, has served as our director since December 2006. Mr. Ogilvie is the Managing Director and Chief Operating Officer of Capital Investment Company Group, a privately held international financial services and investment holding company. Mr. Ogilvie is a graduate of the University of Denver and obtained his law degree from the University of California, Hastings College of Law. Prior to joining the Capital Investment Company Group in September 2000, from 1998 to 2000, Mr. Ogilvie was employed by Classic Residence by Hyatt as Managing Director of Development- Western Division. From the middle of 1993 to December 1998, Mr. Ogilvie was a partner in the John Buck Company, a full service real estate brokerage, development and property management firm.  Since February 2000, Mr. Ogilvie has served as a Director of Preferred Voice, Inc (PFVI.OB).

DONALD W. KILLIAN, III, has served as our director since December 2006. Mr. Killian, is a consultant and private investor based in Southern California. Mr. Killian is a graduate of the University of Southern California where he majored in Business Administration. In 1978, Mr. Killian served in the underwriting department for Aetna Casualty & Surety Company. From 1979 to 1997, Mr. Killian held a variety of positions at James Econn & Company, including Vice President and Account Executive, and from 1990 to 1997 President and Managing Director. Mr. Killian serves on the board of directors of Monrovia Growers, a privately held wholesale nursery. Mr. Killian is a member of City of Hope National Medical Center, Institutional Review Board.

The Board of Directors and its Committees

Our board of directors currently consists of six members. Our bylaws provide that our directors will be elected at each annual meeting of the stockholders. Their term of office will run until the next annual meeting of the stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the board of directors provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the board of directors — the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Committee assignments will be re-evaluated annually and approved during the board meeting which follows the annual meeting of shareholders. The board of directors has determined that, in its judgment as of the date of this Report, each of the Company’s directors, other than John A. Ward, III, Alan Finkelstein, and George Hoover, are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (the “NASD”). Accordingly, all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent within the meaning of NASD Rule 4200.

On December 7, 2006, the board created the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. The board of directors and each committee has adopted charters for all of such Committees. Copies of these charters can be found on the Company’s website at http://www.incardtech.com.

During the fiscal year ended December 31, 2006, the board of directors held ten meetings. Each director attended at least 75% of the total number of meetings of the board and the board committees of which he was a member in 2006.

The Company’s policy regarding attendance by members of the board of directors is as follows:

Attendance of Directors at Meetings

The board of directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the board may be held telephonically. Directors are expected to attend all board meetings and meetings of the Committees of the board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.

Directors are also expected to attend the annual meeting of shareholders. The board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

The Audit Committee will meet at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider the accountants’ comments on the Company’s internal controls. The current members of the Audit Committee are Scott V. Ogilvie (Chairman) and Donald W. Killian, III. The board has determined that Mr. Ogilvie is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-B.

Compensation Committee

The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company’s executive officers, directors and other key employees and performs such other functions regarding compensation as the board may delegate. The current members of the Compensation Committee are Donald W. Killian, III and Donald Joyce. Currently, the Committee does not have a chairman following Mr. Sutcliffe’s resignation.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes, and oversight of the Company’s corporate governance policies. The Nomination and Corporate Governance Committee also evaluates and recommends nominees for membership on the Company’s board of directors and its committees.

The current members of the Nomination and Corporate Governance Committee are Donald Joyce (Chairman) and Scott V. Ogilvie. The Committee did not meet during 2006.

CODE OF ETHICS

We have adopted a code of ethics that applies to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and members of the board of directors. Our code of ethics is posted on our website at http://www.incardtech.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock as of April 10, 2007 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock , (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, their address is c/o Innovative Card Technologies, Inc., 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of April 10, 2007, there were 28,420,616 shares of common stock issued and outstanding. With respect to the table below, we have based our calculation of the percentage of beneficial ownership of 28,410,616 shares of common stock outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of April 27, 2007. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

COMMON STOCK

	NUMBER OF SHARES OF	PERCENTAGE OF
	COMMON STOCK	OUTSTANDING SHARES OF
NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	BENEFICIALLY OWNED	COMMON STOCK
Named Executive Officers and Directors:
John A. Ward, III(1)	220,000	*
Alan Finkelstein(2)	2,927,947	10.2%
Bennet P. Tchaikovsky (3)	112,500	*
Donald Joyce(4)	30,000	*
George Hoover(4)	80,000	*
Scott V. Ogilvie	--	*
Donald W. Killian, III	39,000	*
Five Percent Stockholders of Common Stock:
JMG Capital Partners, Ltd.(5)	1,228,850	4.32%
JMG Triton Offshore Fund, Ltd. (6)	1,228,850	4.32%
nCryptone, S.A. (7)	4,500,000	15.8%
Bradley Ross(8)	1,736,022	6.1%
All Officers and Directors as a Group (7 persons)(9)	3,409,447	11.7%

* Less than one percent beneficially owned.

(1) Includes options to purchase 200,000 shares vested and exercisable within 60 days of April 10, 2007.

(2) Includes options to purchase 170,000 shares vested and exercisable within 60 days of April 10, 2007.

(3) Includes options to purchase 60,000 shares vested and exercisable within 60 days of April 10, 2007.

(4) Includes options to purchase 30,000 shares vested and exercisable within 60 days of April 10, 2007.

(5) Mr. Jonathan Glaser is the natural person with voting and investment decision power of this entity. The business address for Jonathan Glaser is 11601 Wilshire Blvd. Suite 2180, Los Angeles, CA 90025.

(6) Mr. Jonathan Glaser is the natural person with voting and investment decision power of this entity. The business address for Jonathan Glaser is 11601 Wilshire Blvd. Suite 2180, Los Angeles, CA 90025.

(7) nCryptone SA is a wholly owned subsidiary of Prosodie SA. The shares were issued to nCryptone, S.A. in the acquisition of selected assets relating to the DisplayCard on June 28, 2006.

(8) Includes 10,000 shares held by Mr. Ross's daughter, Raquel Ross, of which Mr. Ross disclaims beneficial ownership. Mr. Ross's business address is c/o Bemel & Ross, 11601 Wilshire Blvd., #2160, Los Angeles, California 90025.

(9) Includes options to purchase 490,000 shares vested and exercisable within 60 days of April 10, 2007.

CHANGE OF CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change in control of the company.

DESCRIPTION OF SECURITIES

GENERAL

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share.

COMMON STOCK

The securities being offered by the selling stockholders are shares of our common stock. As of May 7, 2007 there were issued and outstanding, 28,420,616 shares of common stock.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities, The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and nonassessable.

Please review our certificate of incorporation, as amended, and bylaws, copies of which have been filed with the SEC, as well as the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our shares.

The holders of common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of common stock voting for election of directors may elect all the directors if they choose to do so. In this event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding, all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

As of May 7, 2007, we have no shares of preferred stock outstanding. On May 5, 2005, a registration statement was declared effective by the SEC thereby converting 2,843,500 shares of Series A preferred stock to common stock on a one for one basis. Pursuant to our certificate of incorporation, as amended, our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock. Our board will also have the authority, without the approval of the stockholders, to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Preferred stock could thus be issued with terms that could delay or prevent a change in control of InCard or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

WARRANTS

As of May 7, 2007, there were outstanding warrants to purchase 4,263,533 shares of our common stock at an exercise price of $1.25 per share, outstanding warrants to purchase 150,000 shares of our common stock at an exercise price of $3.25 per share, outstanding warrants to purchase 100,000 shares of our common stock at an exercise price of $4.13 per share and outstanding warrants to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share. All of the warrants are immediately exercisable, unless the ownership of such warrants would cause the holder to exceed his ownership percentage by 9.9% in which case the warrants are not exercisable unless the holder of such warrant waives such condition and 61 days thereafter, the warrants become exercisable.

The warrants to purchase 4,263,533 shares expire on October 19, 2010 and provide that if there is no effective registration statement registering the underlying shares by October 19, 2006, the holder may utilize a cashless exercise provision which permits a holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying a cash exercise price. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

The warrants to purchase 150,000 shares expire on April 12, 2009. If there is no effective registration statement registering the underlying shares on or before April 12, 2007, the holder may utilize a cashless exercise provision which permits a holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying a cash exercise price. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

The warrants to purchase 100,000 shares expire on May 19, 2010. If there is no effective registration statement registering the underlying shares on or before May 19, 2007, the holder may utilize a cashless exercise provision which permits a holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying a cash exercise price. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

The warrants to purchase 113,565 shares expire on May 30, 2011.  These warrants now contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

LEGAL MATTERS

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP.

EXPERTS

The financial statements included in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors' and officers' liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

OUR COMPANY

As used in this Prospectus, we refer to Innovative Card Technologies, Inc. its wholly owned subsidiaries, PSA Co., LensCard US LLC, and LensCard International as "InCard," "our company," "we," "us" and "our." In addition, LensCard is a trademark of InCard. Other service marks, trademarks and trade names referred to in this Prospectus are the property of their respective owners.

We develop and market secure powered cards for payment, identification, physical and logical access applications. Our main product, the ICT DisplayCard, integrates the security of a one-time password token directly into a card the size of a standard credit or debit card. A token is a portable physical device, typically in a key-fob form factor, that generates the one-time password (also referred to as a one-time passcode). At the push of a button on the back of the ICT DisplayCard, a one-time passcode (OTP) is shown on the card’s integrated display. During a transaction, this number is entered into a user interface with other information (such as the user’s static PIN and login name). This information is relayed to a backend system for multi-factor authentication. InCard does not provide the backend authentication server, but rather will integrate the ICT DisplayCard into authentication systems provided by other companies including distributors and other resellers of the ICT DisplayCard. The ICT DisplayCard’s OTP authentication works like tokens issued by VASCO, RSA, and ActivIdentity, but in a more convenient, wallet-sized card form factor.

Our corporate offices are located at 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024. Our telephone number is (310) 312-0700. Our website address is http://www.incardtech.com. The contents of our website are not incorporated into this filing. Further, our reference to this website is intended to be inactive textual reference only.

INDUSTRY BACKGROUND

The growth in electronic banking and electronic commerce, and the increasing use and reliance by business, government and educational institutions upon proprietary or confidential information that is remotely accessible by many users over different networks, has made information security a paramount concern. Enterprises are seeking solutions that will continue to allow them to expand access to data and financial assets while maintaining network security, firms such as VASCO, RSA, VeriSign, and ActivIdentity are providing solutions for these enterprises. We believe that the tokens provided to end users by these and other network security firms for are generally inconvenient as these tokens have to be carried outside of a wallet or placed on a keychain or in a pocket. Our ICT DisplayCard offers the same functionality as a token, but in a form factor that can be carried in a wallet. We believe the increased convenience offered by our device will provide the end user with a better experience and greater convenience.

Internet and Enterprise Security. With the advent of personal computers and distributed information systems in the form of wide area networks, intranets, local area networks and the Internet, as well as other direct electronic links, many organizations have implemented applications to enable their work force and third parties, including vendors, suppliers and customers, to access and exchange data and perform electronic transactions. As a result of the increased number of users having direct and remote access to such enterprise applications, data and financial assets have become increasingly vulnerable to unauthorized access and misuse.

Individual User Security. In addition to the need for enterprise-wide security, the proliferation of personal computers, personal digital assistants and mobile telephones in both the home and office settings, combined with widespread access to the Internet, have created significant opportunities for electronic commerce by individual users such as electronic bill payment, home banking and home shopping.

Fueled by well-publicized incidents, including misappropriation of credit card information and theft of sensitive personal data, there is a growing perception among many consumers of risks involved in transmitting information via the Internet. These incidents and this perception may hamper the development of consumer-based electronic commerce. Because of these factors, data security firms such as VASCO, RSA, VeriSign, and ActivIdentity, have seen increasing demand for their security solutions. Electronic commerce will benefit from the implementation of improved security measures that accurately identify users and reliably encrypt data transmissions over the Internet. To address these security concerns, in 2005 many banks in European countries began to issue EMV-compliant smart cards (credit cards with a micro-chip).

In October 2005, the US Federal Financial Institutions Examination Council (FFIEC) issued guidance for strong authentication/two factor Authentication in the Internet banking environment ( See http://www.ffiec.gov/ffiecinfobase/resources/info_sec/2006/ots-ceo-ltr-228.pdf ). Financial institutions were expected to achieve compliance by year-end 2006.

Although security solution providers have and will continue to have growth in their business, we believe that a barrier to further widespread adoption of multi-factor authentication is the end user’s experience using the tokens provided to them by the security solution providers. Our product, the ICT DisplayCard, is more portable and user friendly as it can be kept in a wallet.

OUR BUSINESS

We develop and market technology-based card enhancements that can be used for both the enterprise and for the on-line banking markets. The enterprise market, which is served by authentication companies such as VASCO, ActivIdentity, Verisign, and RSA, will be able to offer the ICT DisplayCard as an alternative for end users to replace existing tokens. We also plan to offer the ICT DisplayCard to financial institutions to increase the security of on-line banking transactions. In addition to the security authentication function, our ICT DisplayCard can be specified to have payment functionality, enabling credit and debit card issuers to enhance anti-fraud protection for card-not-present transactions. We do not, however, anticipate providing ICT DisplayCards with payment functionality in the short term.

Our primary focus is and will continue to be the further development, sale and marketing of the ICT DisplayCard. The ICT DisplayCard will generate a one time passcode or other numeric information after the user's push of a button located on the rear surface of the card. Our proprietary power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. We have devoted our efforts and capital to development of our power inlay technology and marketing for this product. We believe that our power inlay technology can provide an operating platform for new business opportunities for both the enterprise market and on-line banking market.

PRODUCTION

The ICT DisplayCard has been available for issuance on a limited quantity basis since December 2006. By September 2007, we expect to be able to produce 200,000 DisplayCards per month. These production numbers are estimates; our Original Equipment Manufacturers (OEM) have not yet manufactured the ICT DisplayCard in commercial quantities. However, we have produced pilot test quantities and we believe that our OEM’s will be able to produce the necessary supply. We believe that our present capacity will meet our short term anticipated demand. In the event that we receive greater interest or orders than our projections, our OEMs have indicated to us that they will be able to increase capacity. We do not manufacture the ICT DisplayCard; we rely on OEMs, and the ability to produce the ICT DisplayCard is limited to the component parts we are able to procure. Two key components of the ICT DisplayCard are produced by OEMs: (1) the battery, presently available from only one supplier, Solicore, Inc., and (2) the display, presently available from only one supplier, SmartDisplayer. We continue to explore alternative supply arrangements, but do not expect any alternatives to be available in the next six to twelve months. In addition, we have acquired a contractual right to acquire 51% control of a supplier. We are not obligated to complete this acquisition and have made no decision as to whether we will do so. We acquired the contractual right from the adult son of one of our executives. If we decide to exercise the contractual right, the adult son of one of our executives will only be reimbursed his actual purchase price and acquisition costs.

OUR POWER INLAY TECHNOLOGY AND PRODUCTS

Our power inlay technology integrates a battery, circuit, switch and output device into financial cards or other information-bearing plastic cards that comply with the various requirements set forth by the Internal Organization for Standardization (ISO) for credit/debit cards. Our technology is designed to be used as an operating system to add different applications that require power into credit card sized cards. Our power inlay technology can be used to power display screens, a one-time-passcode generator, and other anti-fraud measures. We have developed a process for imbedding our power inlay technology into a payment card and into credit card sized cards that meet ISO standards. To our knowledge, there are no other currently available methods of placing power into an ISO compliant credit sized card.

ONGOING PRODUCT TESTING AND DEVELOPMENT

Our Company continues to perform research and development relating to the ICT DisplayCard and other related products. Presently, we are performing additional internal product testing on the ICT DisplayCard as well as external product testing through third party testing facilities. Some of these third party testing facilities are for product certifications.

OUR STRATEGY AND SALES CYCLE

We believe that when we introduce our ICT DisplayCard to the enterprise and on-line banking markets on a widespread basis, it will emerge as a preferred form factor over existing keyfob-style tokens in the marketplace today. We anticipate selling our product through resellers and distributors who provide security technology such as tokens for enterprise security and on-line banking applications. Our ICT DisplayCard, which we believe provides the end user with OTP security in a more user-friendly form factor, will assist our resellers and distributors in further differentiating themselves within their market segments.

Presently, our sales cycle takes several months and generally requires negotiation and completion of a pilot program before any order for our cards. We are now entering into pilot programs and completing pilot programs for the ICT DisplayCard through several large commercial entities. If these pilot programs are successful, with the users in the pilot program having a good experience with the ICT DisplayCard and the entity hosting the pilot wanting to order larger quantities of cards, we anticipate that the resellers will order commercial quantities of cards in greater quantities. Depending upon the size of the purchaser, there may be several pilot programs involving their employees or customers prior to a larger sales order being received.

RESELLERS

The resellers for our ICT DisplayCard include Cryptolog (France), Di.Gi Security (Italy), eMue (Australia), IdentiPHI (US) Inex Americana (Chile), Innet (S Korea), Gemalto (Global), nCryptone (France), and VeriSign (US). These companies sell a complete security solution, either by themselves or with other providers. Although some of these resellers are required to make a deposit for the ICT DisplayCard, none of these resellers are required by these agreements to order our products. The extent to which these resellers market and sell our products will depend on the reseller’s customer experience with the ICT DisplayCard and our ability to provide a quality product, to deliver quantities as needed by the reseller, and to offer competitive pricing.

PRIOR PRODUCTS- LIGHTCARD, SOUNDCARD, AND LENSCARD

Prior to our development of the ICT DisplayCard for both the enterprise and on-line banking markets, our predecessors commenced sales of our first product, the LensCard, or a credit card embedded with a small magnifying lens, in 1998. To date, we have received royalties from sales of 1.4 million LensCards and have generated limited revenues that derive from these sales pursuant to licensing agreements, most of which have terminated. At this time, we do not intend to renew these licensing agreements, unless requested by a customer. In 1999, we began to consider the possibility of placing power into an ISO compliant card . Since 2002, our core focus has been and continues to be on research and development and marketing of our power inlay technology that is designed to bring power-based applications for payment and non-payment cards. The first products developed using our power inlay technology were LightCard and SoundCard. However, we ceased our focus of the LightCard and SoundCard due to the demand for the ICT DisplayCard. Prior to our focus on the ICT DisplayCard, we developed the SoundCard, LightCard, and LensCard all of which remain available for sale on a limited quantity basis. In the event that a customer wishes to purchase the SoundCard, LightCard and/or LensCard, we will evaluate if production of the product can be accomplished without removing resources from production of the ICT DisplayCard. If such production can be accomplished, we may outsource manufacturing of the SoundCard, LightCard and/or LensCard.

HISTORY

We were incorporated as LensCard Corporation in Delaware on November 22, 2002 by our founder Alan Finkelstein. On April 2, 2004, Mr. Finkelstein, Bradley Ross and Michael Paradise, who owned one percent of Mr. Finkelstein's interest in the royalty payments of the LensCard product transferred their rights to royalty payments relating to the Lens Card to us in exchange for an aggregate of 5,500,000 shares of our common stock. As a result of this exchange, Messrs. Finkelstein, Ross and Paradise were our sole stockholders; Mr. Finkelstein held approximately 79% of the then issued and outstanding shares. We then immediately transferred these royalty rights to PSACo, Inc., a Delaware corporation, in exchange for all of its outstanding common stock, causing PSACo to become our wholly owned subsidiary. At the time of these transfers, Mr. Finkelstein was the sole director of PSACo, and Bradley Ross was the president, chief financial officer, treasurer and secretary of PSACo. On April 15, 2004, Mr. Ross resigned from all of his positions with PSACo, and thereafter, Mr. Finkelstein was elected to the positions of president, chief financial officer and secretary of PSACo.

On April 6, 2004, LensCard US LLC, one of our predecessor companies, exchanged all of its outstanding membership interests with us for 1,000,000 shares of our common stock. Effective April 6, 2004, LensCard International Limited, our other predecessor company, merged with and into our company. As a result of this reorganization and merger, we own the intellectual property rights to the LensCard and are obligated to make payments related to these rights to PSACo, our wholly owned subsidiary. This reorganization and merger was the result of a strategic decision to focus our business on technology-based card enhancements. On June 25, 2004, we changed our name to Innovative Card Technologies, Inc.

STRATEGIC RELATIONSHIPS

VISA

On May 26, 2004, we entered into a strategic alliance agreement with Visa International Services Association (“VISA”), which expires April 30, 2007, with respect to our power-enabled technology pursuant whereby VISA promote to its member bank and others the ICT DisplayCard to the exclusion of any other powered card, and whereby InCard would promote the VISA brand for payment applications of the ICT DisplayCard to the exclusion of payment associations such as MasterCard or American Express. The Strategic Alliance Agreement requires VISA to work with its regional offices and encourage them to promote our power-enabled card technologies to their member banks. Such promotional activities include development by VISA of a promotional sales kit, provision of the Sales Kit to VISA’s target regions, encourage its regional offices to promote the ICT DisplayCard to their member banks, facilitate alliance and marketing presentations to be made by InCard to VISA’s targeted regions, permit InCard to promote the relationship in the Strategic Alliance Agreement on InCard’s website and in other marketing material, make efforts to permit InCard’s participation in VISA’s displays at industry and VISA trade shows (including occupancy by InCard of space at VISA booths at such trade shows), cooperate with InCard in making press releases in support of the strategic alliance, conduct meetings with InCard twice annually to discuss planning and results for the strategic alliance, and make efforts to introduce InCard to potential customers for the ICT DisplayCard. InCard is generally responsible for its own costs incurred in support of the forgoing. We have also agreed to provide VISA, its regional offices and member banks our technologies and to work with member banks directly in the event that they have special development requests. The mutual exclusivity provisions of the Strategic Alliance Agreement terminated on December 1, 2006. During the exclusivity period, VISA agreed not to enter into a similar agreement with any other party to develop or promote power-enabled cards, and we agreed not to provide our power inlay technology to American Express, MasterCard, Europay, JCB, Diners Club, Carte Blanche and Discover. Either party may terminate the agreement earlier in the event of a material default by the other party, if the default is not cured within 30 days, or within 30 days if the other party becomes insolvent or ceases to continue its business for fourteen days. We can also terminate the agreement at any time if VISA and its regional offices do not provide us with an opportunity to demonstrate our technology to at least ten significant member banks within the first twelve months of the agreement, after providing them with 30 days to meet this requirement. In addition, VISA can terminate the agreement at any time, after giving us 30 days to remedy, if we have not met standards of quality, timeliness or customer service in providing our technology to its regional offices or member banks.

On October 6, 2006, we entered into a Limited Pilot Agreement with VISA International Service Association (“VISA”) to test in market and validate our ICT DisplayCard with a VISA member bank as a VISA-branded product. On October 3, 2006, in connection with this Pilot Agreement, we entered into an Approval Services Testing Agreement with VISA International Service Association, pursuant to which a laboratory designated by VISA would conduct certain tests on the ICT DisplayCard. Both agreements contained a provision whereby VISA could terminate without cause. On March 12, 2007, VISA notified us that VISA was terminating these agreements without cause. We do not believe that the termination of these testing agreements will have any short term impact as our immediate goal is to sell the ICT DisplayCard to enterprise and to the on-line banking markets, neither of which do require the VISA brand. However, in the future, we intend to enhance the ICT DisplayCard so that it can accommodate financial transactions which will likely require us to perform successful testing with VISA, American Express, MasterCard, Europay, JCB, Diners Club, Carte Blanche, Discover, and other credit card issuers and banks.

SMARTDISPLAYER TECHNOLOGY CO.

On July 25, 2005, we entered into a mutually exclusive agreement with SmartDisplayer Technology Co. Ltd., a Taiwanese company that manufactures electronic paper modules used in the manufacture of our ICT DisplayCard (the “InCard-SmartDisplayer Agreement”). SmartDisplayer agreed to sell its electronic paper modules for use in an exclusive field only to us, if we meet certain minimum purchase commitments. The exclusive field is defined as powered payment, credit, debit, and gift cards and other powered cards issued for authentication, validation, or identification purposes that are issued under the auspices of or endorsed by Visa, MasterCard, JCB, American Express, Europay, Carte Blanche, Diners Club, and any devices capable of mimicking or emulating any of the forgoing or that stores information from any of the forgoing for use in conducting a transaction. We would be relieved of our exclusive purchase commitments under the SmartDisplayer Agreement if SmartDisplayer breaches its exclusivity obligations or if we locate an alternate vendor that provides products of comparable quality and functionality at a lower price. We assumed a similar agreement between SmartDisplayer and nCryptone, S.A. pursuant to the asset purchase agreement we entered into with nCryptone on June 28, 2006. The exclusive field in the nCryptone agreement is the use of certain OTP cards outside the exclusive field in the InCard SmartDisplayer Agreement.

SmartDisplayer is bound by certain monthly production capability commitments through May 3, 2009. We place a 20% down payment within seven days after purchase order is confirmed with the remainder to be paid within seven days after our inspection in SmartDisplayer's factory and before shipping subject to SmartDisplayer's invoice.

The term of this agreement is three years and can be renewed upon mutual written agreement or extended by us if we satisfy certain purchase commitments. Either party may immediately terminate the agreement at any time in the event of any incurable material breach by the other party or if the other party files (or has filed or has filed against it) any bankruptcy, insolvency, or receivership proceeding. Either party may terminate the agreement if a curable breach is not cured within a notice period.

This Agreement was amended on May 18, 2006 (“SmartDisplayer Amendment”) whereby the exclusivity period was extended for three years beginning on May 18, 2006, and clarifications were made concerning certain improvements to the Company’s pre-existing intellectual property rights All such improvements, whether made by us or by SmartDisplayer shall belong solely to us. Pursuant to the SmartDisplayer Amendment, we ordered additional electronic paper modules and other components used for the DisplayCard.

NCRYPTONE

On July 25, 2005, we entered into a Joint Development Agreement with nCryptone (formerly AudioSmartCard) which agreement was terminated by mutual agreement of the parties on June 28, 2006 in relation to an asset contribution agreement of equal date. Under the Joint Development Agreement, both parties agree to establish a mutually acceptable schedule and budget for development and pre-production engineering of the SoundCard and the DisplayCard within 30 days after execution of the agreement and to equally share development costs for the SoundCard and DisplayCard and to share fixed profit-sharing percentage for sales of LightCard, SoundCard, and DisplayCard for Visa Banking Cards, non-Visa Banking Cards, and non-banking cards. We will also receive a mutually agreed upon commission percentage of nCryptone server products and services for customers introduced by us.

Additionally, we have the exclusive right to manufacture and sell power inlays, or cores, that consist of proprietary electronic components for LightCard, SoundCard, and DisplayCard. If a third party vendor produces cores at a significantly lower cost, we shall still receive a portion of gross profits and the remainder shall be shared by both parties in equal amounts of the remainder of the gross profit. If we reach maximum production capacity and nCryptone is unable to fill orders, the remaining cores can be produced by a third party vendor and both parties shall equally share the entire amount of gross profits as net profits.

Furthermore, all intellectual property rights prior to this agreement shall remain the sole and exclusive property of such party. All new intellectual property rights relating to physical design and construction of the cards shall be the sole and exclusive property of InCard. All new intellectual property rights relating to patents and outside or physical design and construction of the cards shall be equally shared by both parties. The term of the agreement is 10 years, unless terminated earlier pursuant to the terms of the agreement.

On June 28, 2006, we entered into an Asset Contribution Agreement with nCryptone, whereby, we purchased rights relating to the DisplayCard from nCryptone for 4,500,000 shares of our common stock and $1,000,010 USD to be paid within one year after the close of the acquisition. We acquired all intellectual property relating to the DisplayCard under the July 25, 2005 Joint Development Agreement with nCryptone, all nCryptone intellectual property relating to the DisplayCard, and assumed certain accounts payable directly allocable to the DisplayCard, as well as all tangible assets relating to the DisplayCard. The Asset Contribution Agreement terminated the Joint Development Agreement.

Since completing the acquisition under the Asset Contribution Agreement, we now have all rights, and revenues, relating to the DisplayCard that were previously shared by nCryptone under the Joint Development Agreement. We will continue to utilize nCryptone personnel for one year after the acquisition for the further development of the technology surrounding the DisplayCard.

Additionally, we plan to retain the two top executives of nCryptone who were instrumental in developing the technology of the DisplayCard.

RESEARCH AND DEVELOPMENT

We conduct research and development activities both in-house and at an outside laboratory. We retain title rights to all improvements or enhancements to our technology developed by or worked on by the outside laboratory. Mr. Finkelstein, our President, is responsible for development of the power inlay technology and new product concepts. We have purchased materials and components for our products under development from a number of technology companies.

Through December 31, 2006, we have generated $0 from the sale of the ICT DisplayCard. We spent approximately $1,896,499 and $827,354, for research and development for the fiscal years ended December 31, 2006 and 2005, respectively.

INTELLECTUAL PROPERTY

We rely on a combination of patent, trademark and trade secret laws as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We currently own ten U.S. patents and twenty three foreign patents. Seven of these patents apply to the LensCard, two of these patents apply to the LightCard and one of these patents applies to our power inlay technology. We have one additional U.S. patent applications pending that apply to our power inlay technology as described in more detail below, and eighteen foreign patent applications pending, five of which relate to the LensCard and thirteen relate to the LightCard. The duration of the U.S. patents generally is 20 years from the date the original application was filed. At this time, we do not have patent protection on our ICT DisplayCard technology.

Pending Patent Application

TITLE	SERIAL NO.	FILING DATE
Transaction Card with Recorded Sound	10/300,556	November 20, 2002

We currently have a trademark registered for the LensCard in the United States. We also have additional marks, including InCard, InCard Technologies, LightCard, SoundCard, and DisplayCard for which registration is pending.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

MANUFACTURING

Although we continue to develop our own manufacturing process for the ICT DisplayCard, the ICT DisplayCard is presently being manufactured by a European company, NagraID. We supply NagraID with the necessary component parts to manufacture ICT DisplayCards using NagraID's proprietary process.

Presently, we are reliant on a sole source of supply for two major components of the ICT DisplayCard. The display is available only from SmartDisplayer. The battery is available only from Solicore, Inc. These component parts can presently only be assembled at NagraID. If we are unable to procure batteries from Solicore, we may have production delays of up to six months as we seek another source for batteries. If we are unable to procure displays from SmartDisplayer, we may have production delays of up to one year as we see another source for displays. If NagraID is unable to assemble the component parts, we may have production delays of up to six months as we seek another source for assembling our components.

MARKETING AND SALES

We anticipate that the majority of our revenues in the coming year will come from the sale of ICT DisplayCards. We intend to sell these cards through resellers. However, these resellers are not obligated to sell our product and in fact the degree of success of these resellers will depend on our ability to develop interest in the ICT DisplayCard with end-users and with companies that need or provide security solutions.

We have one agreement with a bank that issues financial cards for the LensCard product. The revenue generated from the LensCard agreements is negligible, and we expect that the sales of the LensCard will have no impact on our results of operations.

COMPETITION

We are not aware of any product that is being mass produced (or in the final stages of development) in the same credit card form factor as our ICT DisplayCard that incorporates the token technology. However, there are companies creating tokens and random number generators for use in dual-factor authentication (as an item separate from the transaction card). For example, RSA, Vasco, and VeriSign token devices may be cost competitive to our technology but are not in a credit card form factor. Smart Card, biometrics, and software programs can provide multi-factor authentication competitive to our ICT DisplayCard.

We believe that the principal competitive factors that affect the market for tokens include convenience, price, quality/reliability, ease of use, and distribution cost. Although we believe that our ICT DisplayCard will be able to compete favorably with respect to some of these factors, there can be no assurances that we will be able to maintain our competitive position against current and potential competitors, especially those with significant marketing, service, support, technical and other competitive resources.

Some of our present and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products, or to deliver competitive products at a lower end-user price. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances may emerge and rapidly acquire significant market share. Accordingly, we continue to pursue our technological advantage and effective relationships to develop, manufacture and sell our ICT DisplayCard to the market.

GOVERNMENT

The development of our products is generally not subject to government regulation. However, because we intend to market our products in countries other than the United States, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

Although it is impossible to predict the effect that additional import and export requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

EMPLOYEES

We have sixteen full-time employees. None of our employees is represented by a collective bargaining agreement, and we have never experienced any work stoppage. We consider our relationships with our employees to be good.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

Since 2002, we have developed our power inlay technology that is designed to bring power-based applications to the enterprise market and on-line banking market. Our present focus is the ICT DisplayCard Power inlay technology consists of a battery, circuit, and switch that can power applications on credit sized cards and other information-bearing plastic cards. We have devoted a majority of our efforts to complete the development of our power inlay technology, initiate marketing and raise the financing required to do so and fund our expenses. We have generated limited revenues that derive from licensing agreements of our LensCard product, most of which have terminated. At this time, we have no plans to renew the LensCard licensing agreements or to further market or sell the LensCard, unless requested by a customer.

Since inception, we have been unprofitable. We incurred net losses of $6,866,614 and $2,565,008 for the fiscal years ending December 31, 2006 and 2005, respectively. As of December 31, 2006, we had an accumulated deficit of $13,733,561. Our continued existence is dependent upon our ability to obtain additional financing. We anticipate that revenues in 2007 from any sales of the DisplayCard with One Time Password will not be sufficient enough to sustain our operations, and further anticipate that after such introduction we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. Our capital requirements for the next 12 months for retention and hiring of key personnel, implementation of a sales force for our products, and further research and development relating to the production of our power inlay technology, have been and will continue to be significant. To date, our operations have been funded primarily through equity financings totaling $21,803,691. We believe that we currently have enough cash to meet our needs and continue our operations for the next twelve months.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition. We recognize revenues in accordance with SEC Staff Accounting Bulletin No. 104, or SAB 104. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. We recognize certain long-term contracts using the complete-contract method in accordance to SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type of Contracts.”

We have generated revenue from two sources: licensing of the LensCard to various credit card issuers and selling the Light Card to a credit card issuer. The LensCard is composed of a credit card with a small magnifying lens embedded into the card. The LightCard is composed of a credit card that when a button is pressed a small LED light is activated. We sell time-based licenses to various credit card issuers for the LensCard. We recognize royalties attributable to these time-based licenses as they are sold to the credit card issuers' customers. Royalty revenue is recognized when each LensCard is sold by an issuer in accordance with SAB 104.

We anticipate that the majority of our revenues in the coming year will come from the ICT DisplayCard. We intend to sell these cards through resellers.

To date we have entered into nine reseller agreements whereby the resellers agree to sell our ICT DisplayCard to their customers. We have one agreement with a bank that issues financial cards for the LensCard product. The revenue generated from the LensCard agreements is negligible, and we expect that the sales of the LensCard will have no impact on our results of operations.

Deferred revenue is recorded when the payments from a reseller by us prior to the sale of a ICT DisplayCard are received by us prior to the sale of the ICT DisplayCard to the resellers’ customer.

Accounts receivable allowances. Because our sales to date have been to large credit card issuers, we have successfully collected for products and services. Consequently, we have no allowances for doubtful accounts. We perform a regular review of our customer activity and associated credit risks and do not require collateral from our customers.

Inventory. Our inventories are valued at the lower of cost or market. Under certain market conditions, we use estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operations in the period in which the facts that give rise to the adjustments become known.

Research and Development. Costs of research and development, principally the design and development of hardware and software prior to the determination of technological feasibility, are expensed as incurred.

Valuation of Intangible Assets and Long-Lived Assets. We assess the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend.

We assess the carrying value of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” During the year ended December 31, 2006, we did not recognize any impairment to intangible assets and property and equipment.

Stock Based Compensation. On January 1, 2006, we adopted SFAS No. 123 (R), “Share Based Payment,” which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No.123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. The Company has selected the modified prospective method of transition. SFAS No.123(R) supersedes the Company’s previous accounting under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees for periods beginning in fiscal year 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 relating to SFAS No. 123(R). We have applied the provisions of SAB No.107 in our adoption of SFAS No. 123(R).

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006 AND 2005

Past revenue consists of royalties from the LensCard and gross revenues from the LightCard. Total revenue increased slightly from $21,460 for the twelve months ended December 31, 2005 to $35,382 for the twelve months ended December 31, 2006. The increase resulted primarily from recognition of deferred revenue on LensCard royalties received from a terminated licensing agreement. We believe that future revenue will be primarily from the sales of the ICT DisplayCard; we anticipate that such revenues will begin in the third quarter of 2007.

Cost of Goods Sold consists of costs to manufacture the LightCard. Total cost of goods sold decreased from $9,865 for the year ended December 31, 2005 to $0 for the year ended December 31, 2006. The 2005 cost resulted from a LightCard order that we completed in 2005. We sold no LightCards in 2006. We believe that future cost of goods sold will be primarily from the ICT DisplayCard; we anticipate that such costs will begin to be recognized in the third quarter of 2007.

Administrative expense consists of travel and marketing expenses, compensation expense, administrative fees and depreciation and amortization expense. Administrative expense increased from $1,178,398 for the year ended December 31, 2005 to $4,335,095 for the year ended December 31, 2006. The increase is primarily due to the hiring of additional employees, insurance costs, compensation expenses relating to vesting of employee and director's stock options of $472,598, and travel expenses relating to business development. We anticipate that administrative expenses will increase in 2007 as we incur increased costs associated with establishing our operations.

Consulting expense consists of payments made to an independent contractor that provided services to us. Consulting expense remained constant at $85,000 for the years ended December 31, 2006 and 2005. We anticipate that our consulting expense will remain constant in absolute dollars as the company does not presently have the intention of hiring additional outside consultants.

Professional fees consist of amounts paid to our outside counsel, auditors and to providers of other outside services rendered to the company.

Professional fees expense increased from $445,913 for the year ended December 31, 2005 to $917,882 for the year ended December 31, 2006. Professional fees expense increased due to legal fees for the maintenance and establishment of the company's intellectual property rights, costs relating to the acquisition of certain assets of nCryptone, and the legal and accounting fees costs associated with being a public company. We anticipate that professional fees will continue to increase as we will have to assess our internal controls relating to Sarbanes-Oxley and the related legal costs associated with being a public company.

Research and development expense consists primarily of costs relating to the development enhancements relating to the ICT DisplayCard. Research and development costs increased from $827,354 for the year ended December 31, 2005 to $1,896,499 for the year ended December 31, 2006 due to increased research and development of the ICT DisplayCard with one time password. We expect our research and development expenses to increase as we continue to invest in developing enhancements of our ICT DisplayCard with one time password.

Interest expense decreased from $43,593 for the year ended December 31, 2005 to $1,239 for the year ended December 31, 2006 due to the smaller amount of debt we owed during the year ended December 31, 2006.

Interest income increased from $6,055 for the year ended December 31, 2005 to $336,119 for the year ended December 31, 2006 as a result of an increased operating cash balance that was earning interest during the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity have been cash and cash equivalent balances, which were $8,270,096 at December 31, 2006. Since our inception, we have incurred significant losses, and as of December 31, 2006 we had an accumulated deficit of $13,733,561.

Net cash used in operating activities was $5,990,620 for the year ended December 31, 2006 as compared with $2,805,841for the year ended December 31, 2005. The increase in cash used was due primarily to the cost of increased personnel, increased professional fees, deposits made for raw materials inventory, and purchase of raw materials for production.

Net cash used in investing activities was $218,756 for the year ended December 31, 2006 as compared with $276,833 provided by investing activities for the year ended December 31, 2005. The decrease in cash used for investing was due to a smaller amount of production equipment purchased during the year ended December 31, 2006.

Net cash provided by financing activities was $11,201,970 for the year ended December 31, 2006 as compared to $5,818,419 for the year ended December 31, 2005. The increase occurred because of $11,356,500 in gross proceeds from the private offering that took place during the year ended December 31, 2006.

To date, our operations have been funded primarily through equity financings totaling $21,803,691. We believe that we will have enough funding to meet our cash needs and continue our operations for the next twelve months assuming (1) that we will be able to successfully sell the ICT DisplayCard in substantial quantities and (2) that we make no acquisitions. For example, if we choose to exercise our right to acquire control of a supplier, then we will need financing both for that transaction and for the supplier’s operating expenses.

EQUITY AND DEBT FINANCINGS AND ACCOUNTS PAYABLE

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell a unit that consisted of 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share in exchange for $50,000. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock. On March 1, 2006, we received $50,000 on the exercise of 50,000 of these warrants. On April 3, 2006, we received $200,000 on the exercise of 200,000 of these warrants.

On May 24, 2004, we obtained a loan in the amount of $246,128 with interest at 4.0%. We did not make the final principal and interest payment of $158,090 on the maturity date of July 31, 2005, but received an extension of maturity until April 30, 2006. Additionally, on May 24, 2004, we renewed three notes payable, each in the amount of $150,000, from City National Bank that were originally dated April 22, 2003, July 16, 2003 and September 24, 2003. Of the three notes payable, one had an interest rate of 4.1%, one had an interest rate of 3.1% and one had an interest rate of 1.9%. Beginning on December 31, 2004, we were required to pay monthly interest payments with all outstanding principal and accrued and unpaid interest due on April 30, 2006. We owed $450,000 as of October 18, 2005. On October 19, 2005, we repaid all outstanding notes to City National Bank, including interest, totaling $595,629. We have no further debt to City National Bank.

In March 2005, we obtained loans in the form of secured demand promissory notes totaling $500,000 from Bristol Investment Fund, Ltd. and Union Finance International, Corp. Union Finance International Corp. loaned us $333,000 on March 31, 2005 while Bristol Investment Fund, Ltd. loaned us $167,000 on March 30, 2005 for the combined total of $500,000. The secured demand promissory notes created security interests in our assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes were payable without notice by the demand of Union Finance International Corp. or Bristol Investment Fund, Ltd. There was no further borrowing capacity under both of the secured demand promissory notes. On October 11, 2005, Union Finance International Corp. transferred its $333,000 loan plus interest to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. converted the loan plus interest totaling $347,816 into 347,816 shares of common stock and a warrant to purchase up to 173,908 shares of our common stock at an exercise price of $1.25 per share. On October 20, 2005 the loan, including interest, amounting to $174,504 obtained from Bristol Investment Fund, Ltd. was repaid. As of December 31, 2005, we owed Bristol Investment Fund, Ltd. and BSR Investments, Ltd. $0 relating to these secured demand promissory notes.

In August 2005, we obtained loans in the form of secured demand promissory notes totaling $200,000 from Bradley Ross and Rodger Bemel. Bradley Ross loaned us $150,000 and Rodger Bemel loaned us $50,000 on August 31, 2005 for the combined total of $200,000. The secured demand promissory notes created security interests in our assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The secured demand promissory notes were payable without notice by the demand of Bradley Ross or Rodger Bemel. There was no further borrowing capacity under both of the secured demand promissory notes. On October 19, 2005 we repaid the principal amounts owed to both Bradley Ross and Rodger Bemel in full. As of December 31, 2005, we owed Bradley Ross and Rodger Bemel $0 relating to these secured demand promissory notes.

On October 19, 2005, we completed a private equity financing pursuant to which we raised gross proceeds of $6,500,000 and converted $571,066 of indebtedness. The transaction was a unit offering, pursuant to which each investor or debt holder received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 7,071,066 shares of restricted common stock and warrants convertible into an additional 3,535,533 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company's common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we issued a warrant to purchase 117,600 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterberg, Towbin, LLC pursuant to a letter agreement we had previously entered into with C.E. Unterberg, Towbin, LLC. On June 15, 2006, we received $18,125 as a result of 14,500 warrants being exercised by a warrant holder. On June 26, 2006 we received $6,250 as a result of 5,000 warrants being exercised by a warrant holder. On July 24, 2006, we received $6,250 as a result of 5,000 warrants being exercised by a warrant holder.

On May 30, 2006, we issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500. T.R. Winston & Company served as placement agent for the securities sold in this transaction and received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share that expire on May 30, 2011. The shares of common stock we issued and the shares of common stock underlying warrants issued on May 30, 2006 have full ratchet anti-dilution protection for 12 months. If during 12 months following May 30, 2006, we obtain additional capital through the issuance of equity securities, other than the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding as of May 30, 2006, or (v) any employee benefit plan that has been adopted by our board and our shareholders, the holders of these then-existing shares will receive full ratchet anti-dilution protection.

On June 28, 2006, we purchased rights relating to the ICT DisplayCard from nCryptone for 4,500,000 shares of our common stock and acquired a license to use a patent for $1,000,010 USD that is due by June 27, 2007. We intend to pay this note using our existing cash balance.

FUTURE NEEDS

We believe that our current cash of $6,946,086 as of March 28, 2007, will provide us with sufficient resources for the next twelve months at our anticipated level of operations. This capital would not be sufficient to finance any acquisition or additional activity. If we needed additional capital for acquisitions or otherwise, we do not have any binding commitments for, or readily available sources of, additional financing. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy our capital requirements, our operations and liquidity could be materially adversely affected.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision to FASB Statement No. 123, ”Share-Based Payment,” “SFAS No. 123(R)”. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instructions for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has adopted this statement for the year ended December 31, 2006. We recorded $472,598 of compensation expense for employee stock options during the year ended December 31, 2006.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provision, those provisions should be followed.

Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The adoption of SFAS 154 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicer’s financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN No. 48. The cumulative effect of applying the provisions of FIN No. 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The Company believes that the adoption of FIN No. 48 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently determining the effect, if any, the adoption of SFAS No. 157 will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan - an amendment of FASB Statement No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company believes that the adoption of SFAS No. 158 will not have a material impact on the Company’s financial position, results of operations or cash flows.

 In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of implementing SFAS 159 on our consolidated financial statements; however we anticipate that SFAS 159 will not have a material impact on the Company’s financial position, results of operations or cash flows.

DESCRIPTION OF PROPERTY

We do not own any real property. Our corporate office is approximately 6,500 square feet of leased office space in Los Angeles, California. We sublease this office space at a monthly base rent of $16,789 from Bergman and Dacey, Inc. We have agreed under the terms of the sublease to pay 32.5% of any additional rents or charges due from Bergman & Dacey to the master landlord. This sublease expires on July 31, 2009.We expect that this property will be adequate for our needs for the near to medium term.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions since inception between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under "Executive Compensation." In addition, our president and director, Alan Finkelstein, as well as former executives Bradley Ross, Forest Finkelstein and Luc Berthoud, are also considered our promoters. All transactions with the promoters are set forth below.

PRIVATE PLACEMENTS OF SECURITIES

From January 1, 2005 through April 10, 2007, we issued the following securities in private placements to various investors, including the related parties detailed in the table below:

o 7,071,066 units, whereby each unit consisted of one share of common stock and a warrant to purchase .5 shares of common stock at an exercise price of $1.25 per share for an aggregate purchase price of $7,071,066 which includes $571,066 of indebtedness that was converted into 571,066 units on October 19, 2005.

o 3,785,500 shares of common stock at a per share price of $3.00 per share for an aggregate purchase price of $11,356,500 and warrants to purchase 113,565 shares of common stock at a per share exercise price of $3.30 on May 30, 2006.

o 4,500,000 shares of common stock valued at a per share price of $4.387 for an aggregate purchase price of $19,741,500 to nCryptone, S.A in exchange for rights to the DisplayCard relating to the acquisition that closed on June 28, 2006.

Since January 1, 2005, the following executive officers, directors and beneficial holders of more than five percent of our voting securities and their immediate family members purchased securities in the two above offerings in the amounts set forth below.

Name(1)	Common	Common Warrants
Alan Finkelstein(2)	101,250	50,625
George Hoover(3)	50,000	25,000
Bennet P Tchaikovsky (4)	52,500	26,250
Bradley Ross(5)	600,000	300,000
Donald W. Killian, III (6)	33,000	--
JMG Capital Partners, Ltd. (7)	1,317,000	450,000
JMG Triton Offshore Fund, Ltd. (8)	1,317,000	450,000

(1) See "Security Ownership of Certain Beneficial Owners and Management" for more detail on shares held by these purchasers.

(2) Alan Finkelstein converted $101,250 of indebtedness owed to him as of October 19, 2005 into units whereby Mr. Finkelstein received 101,250 shares of common stock and a warrant to purchase 50,625 shares of common stock at $1.25 per share.

(3) George Hoover, our director, personally assumed $50,000 of indebtedness the company owed to Blakely Sokoloff Taylor & Zafman, a firm where Mr. Hoover is a partner in, as of October 19, 2005 and converted the indebtedness into units whereby Mr. Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common shares at $1.25.

(4) Bennet P. Tchaikvosky, our Chief Financial Officer, converted $52,500 of indebtedness the company owed to him as deferred compensation into units on October 19, 2005 whereby Mr. Tchaikovsky received 52,500 shares of common stock and 26,250 warrants to purchase common shares at $1.25.

(5) On October 19, 2005, Bradley Ross paid $600,000 and received 600,000 shares of common stock and 300,000 warrants to purchase common stock at $1.25.

(6) On May 30, 2006, Donald W. Killian, III paid $99,000 and received 33,000 shares of common stock.

(7) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Capital Partners, Ltd. which, on October 19, 2005, paid $900,000 and received 900,000 shares of common stock and 450,000 warrants to purchase common stock at $1.25. On May 30, 2006, JMG Capital Partners, Ltd., paid $1,251,000 and received 417,000 shares of common stock.

(8) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Triton Offshore Fund, Ltd. which on October 19, 2005, paid $900,000 and received 900,000 shares of common stock and 450,000 warrants to purchase common stock at $1.25. On May 30, 2006, JMG Triton Offshore Fund, Ltd., paid $1,251,000 and received 417,000 shares of common stock.

UNITS EXCHANGED FOR DEFERRED SALARIES

We deferred salaries for two of our executive officers, Alan Finkelstein and Bennet P. Tchaikovsky, and two of our other employees from January 1, 2005 through September 30, 2005. On October 19, 2005, Alan Finkelstein elected to convert the entire gross amount of deferred salary owed to him of $37,500, resulting, after payroll taxes, in $26,250 that was converted to units that consisted of 26,250 shares of common stock and 13,125 warrants to purchase common stock at $1.25 per share. On October 19, 2005 Bennet P. Tchaikovsky elected to convert the entire amount of gross deferred salary owed to him of $52,500, resulting, after payroll taxes, in $35,000 that was converted to units that consisted of 35,000 shares of common stock and 17,500 warrants to purchase common stock at $1.25. Simultaneously, Bennet P. Tchaikovsky paid the Company an additional $17,500 and received 17,500 units that consisted of 17,500 shares of common stock and 8,750 warrants to purchase common stock at $1.25. Two other employees collectively were owed $28,500 in aggregate deferred salary. Of this $28,500 aggregate deferred salary amount, $14,000 was converted, resulting, after payroll taxes in $9,500 that was converted to units that consisted of 9,500 shares of common stock and 4,750 warrants to purchase common stock at $1.25.

UNITS EXCHANGED FOR ACCOUNTS PAYABLE

On October 19, 2005, Alan Finkelstein exchanged $75,000 of indebtedness owed to him into units whereby Alan Finkelstein received 75,000 shares of common stock and 37,500 warrants to purchase common stock at a rate of $1.25 per share. On October 19, 2005, George Hoover personally assumed $50,000 of indebtedness the company owed to Blakely Sokoloff Taylor & Zafman, a firm where George Hoover is a partner in, and converted the $50,000 of indebtedness into units whereby George Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common stock at $1.25. On October 19, 2005, Auriemma Consulting Group, Inc., converted $10,000 of indebtedness owed into units whereby Auriemma Consulting Group, Inc. received 10,000 shares of common stock and 5,000 warrants to purchase common stock at $1.25. Auriemma Consulting Group, Inc. subsequently transferred the shares of common stock and warrants to three individuals, none of which are affiliated with us.

GUARANTEES

In June 2005, Bradley Ross provided a personal guarantee for any bank overdraft in our account with City National Bank. The guarantee was lifted when the company completed interim bridge financing by issuing secured demand promissory notes on August 31, 2005.

CONSULTING SERVICES

We paid Forest Finkelstein $213,333 in 2005 and $85,000 in 2006 for services rendered to us. Forest Finkelstein is the son of Alan Finkelstein. Forest has provided and continues to provide client relations services, market research and website development services for us. Through June 30, 2004, Forest's compensation was $8,333 per month. Commencing in July 2004, we agreed to pay Forest $2,500 per month. On August 30, 2005, the board of directors elected to give Forest an additional payment for services in the amount of $32,083 as well as authorizing his monthly consulting fee to be increased to $7,083 per month beginning August 1, 2005. On October 19, 2005, Forest directed the company to pay $187,000 of the amount owed to him to purchase 187,000 shares of common stock and 93,500 warrants pursuant to the financing that was completed on October 19, 2005. See "Executive Compensation" for more detail on services provided by Alan Finkelstein.

LEGAL SERVICES

Since our inception, the law firm of Blakely Sokoloff Taylor & Zafman, LLP (BSTZ) acted as our outside legal counsel on intellectual property matters. George Hoover, a director of InCard, serves as a partner of BSTZ. Aggregate fees paid by us to BSTZ for legal services rendered during fiscal years 2006 and 2005 were $205,059 and $175,822, respectively. As of December 31, 2006 we owed BSTZ $61,173 for services rendered to us. This amount is included in our Accounts Payable related parties on December 31, 2006. The balance payable to BSTZ is non-interest bearing and is payable on demand. On October 19, 2005, George Hoover personally assumed $50,000 of indebtedness the company owed to BSTZ and converted the $50,000 of indebtedness into units whereby Mr. Hoover received 50,000 shares of common stock and 25,000 warrants to purchase common shares at $1.25.

LOANS FROM PRINCIPAL STOCKHOLDERS

In March 2005, we obtained loans totaling $500,000 in the form of secured demand promissory notes from two principal stockholders. One of the lenders was Union Finance International, Corp. a company where Karim Souki is a director. Karim Souki is the brother of Charif Souki, who, at the time of the transaction, was our Director. Union Finance International Corp. loaned us $333,000 on March 31, 2005 while Bristol Investment Fund, Ltd. loaned us $167,000 on March 30, 2005 for the combined total of $500,000. Each note bears interest at an 8% annual rate. On October 11, 2005, Union Finance International Corp. transferred the secured demand promissory note to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. converted the entire amount of principal and interest due of $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share. On October 20, 2005, we repaid the entire principal and interest amount due of $174,504 to Bristol Investment Fund, Ltd.

On August 31, 2005, we obtained loans totaling $200,000 in the form of secured demand promissory notes from a significant stockholder and another stockholder totaling $200,000. One of the lenders was Bradley Ross, a significant stockholder of InCard, loaned us $150,000 and Rodger Bemel, another stockholder of InCard, loaned us $50,000 for a combined total of $200,000. Each note bears interest at an 8% annual rate. On October 19, 2005 we repaid the principal amounts owed to Mr. Bemel & Mr. Ross.

OPTION AGREEMENT TO PURCHASE A 51% OWNERSHIP INTEREST IN A SIGNIFICANT SUPPLIER OF THE COMPANY

Subsequent to year end, we entered into an option agreement with Forest Finkelstein, the adult son of Alan Finkelstein, our Chief Operating Officer, President and director. Under the terms of the option agreement we have the option to, but are not obligated to, purchase a 51% ownership interest (“Interest”) in one of our significant suppliers, which Interest is presently owned by Forrest Finkelstein. We are not obligated to exercise the option or complete the acquisition and have made no decision as to whether we will do so. We are, however, actively involved in our due diligence review and investigation of the supplier. The ultimate proposed economic terms of this transaction are uncertain. In the event we exercise the option to purchase Mr. Forest Finkelstein’s Interest, Mr. Forest Finkelstein will be reimbursed for his costs but he will not earn a profit.

OPTIONS GRANTS TO DIRECTORS AND EXECUTIVE OFFICERS

We have granted options to purchase common stock to our directors and officers. Please see "Management--Director Compensation" and "Executive Compensation"--"Option Grants to Executive Officers in 2006."

EMPLOYMENT AGREEMENTS

See "Executive Compensation--Employment Arrangements."

INDEMNIFICATION

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. On March 19, 2007, our board of directors approved a form of indemnification agreement to be entered into with each of our directors and executive officers. The Indemnification Agreement provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement: (i) we will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); (ii) if requested by Indemnitee, and subject to certain exceptions, we will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), we will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of our charter or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have underour charter or bylaws or the Delaware General Corporation Law or otherwise; and (v) to the extent we maintain an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for our directors or officers. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, reliance as a safe harbor, the period of limitations and security.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the NASDAQ (Capital) Market under the symbol "INVC."

On March 9, 2007, we were listed NASDAQ (Capital) Market and began trading under the symbol “INVC”. From October 18, 2005 to March 8, 2007, our common stock traded on the OTC Bulletin Board under the symbol "INVC.OB". Our common stock is not listed on any other markets or exchanges. As of May 3, 2007, we had 28,420,616 shares of common stock issued and outstanding. The following table sets forth the high and low bid information for our common stock as reported by the OTC Bulletin Board:

QUARTERLY COMMON STOCK PRICE RANGES

2006 CALENDAR YEAR	HIGH	LOW
FIRST QUARTER	$3.50	$2.15
SECOND QUARTER	$4.50	$3.12
THIRD QUARTER	$5.50	$4.49
FOURTH QUARTER	$5.08	$4.30

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of May 3, 2007, there were approximately 67 stockholders of record of our common stock and no stockholders of record of our preferred stock.

Our transfer agent is American Stock Transfer & Trust Company, www.amstock.com, 59 Maiden Lane, Plaza Level, New York, New York 10038, telephone: (800) 937-5449.

DIVIDENDS

We have never paid any dividends on our common stock. We anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on our stock in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

Our board of directors and stockholders approved our 2004 Stock Incentive Plan in August 2004. The following table provides information as of December 31, 2006 about common stock that may be issued upon the exercise of options, warrants and rights under our 2004 Stock Incentive Plan.

Plan name and type	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation approved by stockholders	2,215,000	$1.93	0

Equity compensation not approved by stockholders	136,000	$4.90	0

Total	2,351,000	$2.10	0

Our 2004 Stock Incentive Plan authorized us to issue up to 2,215,000 options under the plan. Our Board of Directors, in December 2006, increased the shares available under the 2004 Stock Incentive Plan by 136,000 shares. This increase has not yet been approved by our shareholders.

As of May 7, 2007, we have 28,420,616 shares of common stock issued and outstanding. We have approximately 67 stockholders of record of our common stock.

We also have outstanding warrants that were issued in conjunction with a private placement of our common stock pursuant to a Securities Purchase Agreement dated December 23, 2003. These warrants, if exercised, would permit stockholders to purchase an additional 2,150,000 shares of our common stock.

We also have outstanding warrants that were issued in conjunction with a private placement of our common stock on October 19, 2005. These warrants, if exercised, would permit stockholders to purchase an additional 4,408,633 shares of our common stock.

We also have outstanding warrants that were issued in conjunction with an agreement for investor relations services on April 12, 2006. These warrants, if exercised, would permit stockholders to purchase an additional 150,000 shares of our common stock.

We also have outstanding warrants that were issued in conjunction with an agreement for investor relations services on May 19, 2006. These warrants, if exercised, would permit stockholders to purchase an additional 100,000 shares of our common stock.

We also have outstanding warrants there were issued in conjunction with a private placement of our common stock on May 30, 2006. These warrants, if exercised, would permit stockholders to purchase an additional 113,565 shares of our common stock.

After this offering, and assuming conversion of all the warrants, we will have 33,018,906 shares of common stock outstanding, which does not include 1,885,000 shares of common stock to be issued upon exercise of options outstanding and 330,000 shares of common stock reserved for issuance under our 2004 Stock Incentive Plan. Of these shares, 560,000 shares will be freely tradable without restriction or further registration under the federal securities laws, subject in some cases to volume and other limitations.

In accordance with our 2004 stock incentive plan we have granted options to directors, officers, employees and consultants to purchase a total of 1,885,000 shares of our common stock. The options will expire 10 years from the date of grant. The prices for each share of common stock purchased pursuant to the options ranges from $1.00 to $5.00.

RESTRICTED OFFERINGS

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell a unit that consisted of 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock in exchange for $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to us and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of our series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock to Bristol Capital, LLC's designees pursuant to the Securities Purchase Agreement as follows:

•	250,000 shares of common stock to Diana Derycz-Kessler;

•	250,000 shares of common stock to Paul Kessler; and

•
Warrants to purchase an aggregate 2,400,000 shares of our common stock to Diana Derycz-Kessler (375,000 shares), Paul Kessler (375,000 shares), Steve Emerson (200,000 shares), Tyler Runnels (50,000 shares), Elmsmere Group Ltd.(700,000 shares) and Freemount Trading Ltd.(700,000 shares).

Of the 2,400,000 common shares underlying the warrants, 100,000 shares will expire 60 days after the effective date of the registration that contains this prospectus and thereafter, 100,000 shares will expire each month thereafter for the next nine months, if not exercised. In any event, the remaining warrants to purchase 1,400,000 will expire on September 5, 2006. The warrants have an exercise price of $1.00 per share. On March 1, 2006, we received $50,000 as a result of a warrant holder exercising 50,000 warrants. On April 3, 2006, we received $200,000 as a result of 200,000 of the 2,400,000 warrants being exercised by a warrant holder. On July 17, 2006, warrant holders cashlessly exercised 2,150,000 warrants resulting in the issuance of 1,722,142 shares of Common Stock.

From April 7, 2004 to October 18, 2004, we issued 2,568,500 shares of series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised gross proceeds of $2,568,500. The financing was arranged in part by Bristol Capital, LLC. Approximately forty-eight investors participated in this offering.

Each and all of the investors were accredited, as defined in the Securities Act of 1933, as amended (the "Securities Act"), and these transactions were conducted pursuant to Section 4(2) and Regulation D of the Securities Act. Neither we nor Bristol Capital, LLC conducted a public solicitation in connection with the offer, purchase or sale of these securities, no advertisement was conducted with respect to this issuance in any public medium or forum, Bristol offered the shares on our behalf only to investors who (1) qualified as "accredited investors" within the meaning of the Securities Act of 1933, as amended, and (2) had previously expressed an interest in participating in an offering of the type and manner conducted, and none of the shares issued were offered in conjunction with any public offering.

On June 22, 2004, we issued 275,000 shares of series A preferred stock in unsecured advances owed to the following individuals: 135,000 shares to Bradley Ross; 75,000 shares to Alan Finkelstein; and 65,000 shares to Luc Berthoud. This conversion was made at $1.00 per share.

On October 19, 2005, we completed a private equity financing pursuant to which we raised gross proceeds of $6,500,000 and converted $571,066 of indebtedness. The transaction was a unit offering, pursuant to which each investor or debt holder received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 7,071,066 shares of restricted common stock and warrants convertible into an additional 3,535,533 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. Each and all of the investors in this financing qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company's common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we issued a warrant to purchase 117,600 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterberg, Towbin, LLC pursuant to a letter agreement we had previously entered into with C.E. Unterberg, Towbin, LLC. The following conditions were all met with respect to this transaction: (1) we did not advertise this issuance in any public medium or forum, (2) we did not solicit any investors with respect to this issuance, (3) we did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither us nor any of the investors paid any fees to any finder or broker-dealer other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with this issuance. There are no material relationships between the Company, the investors or their respective affiliates.

All of the 7,071,066 common stock and 3,535,533 common shares underlying warrants issued in conjunction with the financing that was completed on October 19, 2005 have full ratchet anti-dilution protection for 18 months. If during 18 months following October 19, 2005, we obtain additional capital through the issuance of equity securities, other than the securities issued in the October 19, 2005 financing and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of the company in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (v) any employee benefit plan that has been adopted by the company prior to the date hereof, then the holders of these then-existing securities will receive full ratchet anti-dilution protection. However, if the aggregate purchase price for the additional shares of common stock exceeds $10,000,000 and is not anti dilutive to the securities originally issued in the October 19, 2005 financing, the full ratchet anti-dilution provisions of these securities shall terminate simultaneously with the completion of the new issuance. After our capital raise of $11,356,500 on May 30, 2006 that was not anti-dilutive to the securities originally issued in the October 19, 2005 financing, the full ratchet anti-dilution provision of these securities terminated.

Each of our executive officers and directors have entered into a lock-up agreement, dated October 19, 2005, that restricts their right to dispose of any shares of our common stock for a period of one year following the effective date of a registration statement registering the shares of our common stock as provided in the Registration Rights Agreement in conjunction with the private placement completed on October 19, 2005.

On October 19, 2005, the Company converted debt owed to Alan Finkelstein, the current President and Director, Bennet Price-Lientz Tchaikovsky, the current Chief Financial Officer, and George Hoover, one of our directors, as consideration for prior services rendered to us in the following amounts:

101,250 shares of restricted common stock and a warrant to purchase 50,625 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; 52,500 shares of restricted common stock and a warrant to purchase 26,250 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; and 50,000 shares of restricted common stock and a warrant to purchase 25,000 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010. Additionally, on October 19, 2005, we converted the entire amount of principal and interest due of $347,816 to BSR Investments, Ltd. into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share that expires on October 19, 2010, $10,000 in accounts payable due to Auriemma Consulting Group, Inc. that resulted in the issuance of 10,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010, and a gross amount of $14,000 due to two employees resulting in the issuance 9,500 shares of common stock and warrants to purchase 4,750 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010.

On May 30, 2006, we completed a private equity financing pursuant to which we raised gross proceeds of $11,356,500. The transaction was a common stock offering, resulting in the placement of an aggregate 3,785,500 shares of restricted common stock. Eighteen investors participated in the transaction. Each and all of the investors in this financing qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of the Company's common stock at an exercise price of $3.30 per share that expires on May 30, 2011. The following conditions were all met with respect to this transaction: (1) we did not advertise this issuance in any public medium or forum, (2) we did not solicit any investors with respect to this issuance, (3) we did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither us nor any of the investors paid any fees to any finder or broker-dealer other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by us in conjunction with this issuance. There are no material relationships between the Company, the investors or their respective affiliates.

All of the 3,785,500 shares of common stock and 113,565 common shares underlying warrants issued in conjunction with the financing that was completed on May 30, 2006 have full ratchet anti-dilution protection for 12 months. If during 12 months following May 30, 2006, we obtain additional capital through the issuance of equity securities, other than the securities issued in the May 30, 2006 financing and the issuance of shares of common stock or securities convertible into or exchangeable for common stock of the company in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (v) any employee benefit plan that has been adopted by the company’s board and shareholders, then the holders of these then-existing securities will receive full ratchet anti-dilution protection.

On June 28, 2006 we completed the acquisition of selected assets surrounding the DisplayCard from nCryptone whereby we issued 4,500,000 shares of common stock and will pay nCryptone $1,000,000 USD within one year from the close of acquisition for a license relating to nCryptone's buzzer patent for use in our SoundCard.

EMPLOYEE BENEFIT PLANS

2004 STOCK INCENTIVE PLAN

Our board of directors and stockholders approved our 2004 stock incentive plan in August 2004. The 2004 stock incentive plan provides for the grant of incentive stock options to our employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights and performance shares to our employees, directors and consultants.

We have reserved a total of 2,351,000 shares of our common stock for issuance pursuant to the 2004 stock incentive plan. Our 2004 stock incentive plan does not provide for automatic annual increases in the number of shares available for issuance under the plan.

Our board of directors, or a committee of our board, administers our 2004 stock incentive plan. The board or its committee, who are referred to as the administrator in this prospectus, has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The administrator determines the exercise price of options granted under our 2004 stock incentive plan, but the exercise price must not be less than 85% of the fair market value of our common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of our stock, the exercise price must not be less than 110% of the fair market value per share of our common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary of ours, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. However, an option generally may not be exercised later than the expiration of its term.

Our 2004 stock incentive plan does not allow for the transfer of options and only the recipient of an option may exercise an option during his or her lifetime. However, the recipient of an option may designate one or more beneficiaries of his or her outstanding options, which will automatically transfer to such beneficiaries upon the participant's death. With respect to non-statutory stock options, a participant may assign his or her options to immediate family members or trusts for estate planning purposes during his or her lifetime.

Stock appreciation rights may be granted under our 2004 stock incentive plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted stock may be granted under our 2004 stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator determines the purchase price of the restricted stock, but the purchase price must not be less than 85% of the fair market value of our common stock on the date of issuance. In the event that the participant owns 10% or more of the voting power of all classes of our stock, the purchase price must not be less than 100% of the fair market value per share of our common stock on the date of issuance. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. Since we were publicly traded, we have only issued stock options under this plan at fair market value as determined by the closing price of the stock on the previous day of trading. Prior to being publicly traded the fair market value of the stock options was determined by the board of directors. Performance shares, or share rights awards, may be granted under our 2004 stock incentive plan. These shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest, unless the administrator waives these goals. The administrator has authority to establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Our 2004 stock incentive plan provides that in the event of our change in control, outstanding options will automatically accelerate and become exercisable, unless the successor corporation or its parent assumes or substitutes a cash incentive program for each outstanding option, or the administrator placed restrictions on acceleration at the time of the grant. With respect to restricted stock or share rights awards, our repurchase rights will automatically terminate and all the shares will fully vest upon a change of control, unless the repurchase rights are assigned to the successor corporation or its parent or the administrator place restrictions on acceleration of vesting at the time of the issuance.

Our 2004 stock incentive plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the plan have been issued or all outstanding options terminate in connection with a change of control. In addition, our board of directors has the authority to amend the 2004 stock incentive plan provided this action does not impair the rights of any participant.

We had no compensation plans prior to the adoption of our 2004 stock incentive plan.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2006. The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer, and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Compensation Expense Recognized Under FAS 123R		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)

John A. Ward, III, CEO & Chairman	2006	0	$100,000	(1)	0	0	0	0	0	0	$100,000
Alan Finkelstein, President & COO	2006	$200,000	$70,000	(1)	0	0	0	0	0	0	$270,000
Bennet P. Tchaikovsky, CFO	2006	$130,000	$30,000	(1)	0	0	0)	0	0	0	$160,000

(1) The compensation expense recognized under FAS123R during 2006 relates to option grants made to the executive prior to January 1, 2006. No option grants were given to this officer during 2006.

EMPLOYMENT AGREEMENTS

In January 1998, our predecessor entity, LensCard US, LLC, entered into an employment agreement with Alan Finkelstein that provided for a starting monthly salary of $8,334. Mr. Finkelstein's current monthly salary is $16,667. Mr. Finkelstein’s agreement renews annually for a one year term if not terminated prior to its anniversary date. In the event the Company terminates Mr. Finkelstein employment without cause, the Company would have to pay Mr. Finkelstein's salary for the remaining term of the contract.

John A. Ward, III, our Chairman and CEO did not receive any salary during 2006. Mr. Ward only receives reimbursement for any out of pocket expenses that he incurs as a result of his position and receives reimbursement for medical insurance premiums similar to our other employees. We have no written employment agreement with Mr. Ward.

There are no other employment agreements or arrangements with any of our named executive officers. Except for the options issued to our named executives officers granted under the 2004 Stock Incentive Plan, we do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

EQUITY AWARDS

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#)Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

John A. Ward, III (1)	150,000	100,000	0	$1.00	11/22/13	0	0	0	0
John A. Ward, III (2)	50,000	200,000	0	$1.00	10/16/15	0	0	0	0
Alan Finkelstein (3)	150,000	100,000	0	$1.00	11/22/13	0	0	0	0
Alan Finkelstein (4)	20,000	80,000	0	$1.00	10/16/15	0	0	0	0
Bennet P. Tchaikovsky (5)	60,000	90,000	0	$1.00	7/5/14	0	0	0	0

(1)   50,000 shares vest annually for five years beginning 11/22/04.
(2)   50,000 shares vest annually for five years beginning 10/16/06.
(3)   50,000 shares vest annually for five years beginning 11/22/04.
(4)   20,000 shares vest annually for five years beginning 10/16/06.
(5)   30,000 shares vest annually for five years beginning 07/05/05.

OPTION GRANTS TO EXECUTIVE OFFICERS IN 2006

No options were granted to our Chief Executive Officer, President and Chief Operating Officer, or to our Chief Financial Officer in fiscal year 2006.

DIRECTOR COMPENSATION

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (6)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

George Hoover (1)	0	0	$3,543	0	0	0	$3,543
Donald Joyce (2)	0	0	$3,942	0	0	0	$3,942
Scott Ogilvie (3)	0	0	$6,113	0	0	0	$6,113
Donald Killian, III (4)	0	0	$5,315	0	0	0	$5,315
Robert Sutcliffe (5)	0	0	$6,558	0	0	0	$6,558

(1)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2006 are 0 and 90,000, respectively.
(2)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2006 are 0 and 91,500, respectively.
(3)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2006 are 0 and 63,000, respectively.
(4)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2006 are 0 and 60,000, respectively.
(5)
The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2006 are 0 and 61,500, respectively. Mr. Sutcliffe resigned from the Board of Directors effective April 26, 2007.

(6)	The value of the option award was computed in accordance with FAS 123R.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Presently, we compensate our directors through stock options. Our directors receive 20,000 stock options per year. If a director serves as a Committee Chairman, the director would receive additional options that would vest over a period of one year. For serving as Chairman of the Audit Committee, Scott Ogilvie received 3,000 stock options that vest over a period of one year. For serving as Chairman of the Compensation Committee, Mr. Sutcliffe received 1,500 stock options that vest over a period of one year. For serving as the Chairman of the nominating and Corporate Governance Committee, Mr. Joyce received 1,500 stock options that vest over a period of one year. We do not pay any cash to our directors for attending any meetings or for any other services. We reimburse our directors for any travel costs they incur as a director.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or the interim period from January 1, 2007 through the date of this prospectus.

INNOVATIVE CARD TECHNOLOGIES, INC.

CONTENTS

DECEMBER 31, 2006 AND DECEMBER 31, 2005

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Shareholders' Equity (Deficit)	F-5

Consolidated Statements of Cash Flows	F-6 - F-7

Notes to Consolidated Financial Statements	F-8 - F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Innovative Card Technologies, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 2, 2007

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,270,096	$3,277,532
Accounts receivable	14,836	18,297
Prepaids and other current assets	42,658	11,773
Deposits on raw materials held for production	1,199,453	100,000
Raw materials held for production	—	172,497
Work in progress inventory	1,098,553	—
Total current assets	10,625,596	3,580,099
PROPERTY AND EQUIPMENT, NET	360,920	241,264
RENT DEPOSITS	71,244	—
INTANGIBLE ASSETS, NET	3,666,343	—
Total assets	$14,724,103	$3,821,363

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$460,162	$252,806
Accounts payable - related parties	1,322,159	15,000
Short term portion of capital lease	8,355	9,331
Deferred revenue	340,010	37,143
Total current liabilities	2,130,686	314,280
LONG TERM LIABILITIES
Long term portion of capital lease	—	8,355
Total liabilities	2,130,686	322,635
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock $0.001 par value, 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Common stock $0.001 par value, 50,000,000 shares authorized, 28,372,308 and 17,964,566 shares issued and outstanding	28,372	17,965
Additional paid-in capital	26,298,606	10,347,710
Accumulated deficit	(13,733,561)	(6,866,947)
Total stockholders’ equity	12,593,417	3,498,728
Total liabilities and stockholders’ equity	$14,724,103	$3,821,363

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005

Revenues	$35,382	$21,460
Cost of Goods Sold	—	9,865
Gross Margin	35,382	11,595

Operating expenses

Administrative	4,335,095	1,178,398
Consulting Fees	85,000	85,000
Professional Fees	917,882	445,913
Research and development	1,896,499	827,354

Total operating expenses	7,234,476	2,536,665

Loss from operations	(7,199,094)	(2,525,070)

Other income (expense)

Interest income	336,119	6,055
Interest expense	(1,239)	(43,593)

Total other income (expense)	334,880	(37,538)

Loss before provision for income taxes	(6,864,214)	(2,562,608)

Provision for income taxes	(2,400)	(2,400)

Net loss	$(6,866,614)	$(2,565,008)

Basic and diluted loss per share	$(0.29)	$(0.23)

Weighed-average common shares outstanding	23,535,792	11,341,702

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additonal Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2004	2,843,500	$2,844	8,050,000	$8,050	$3,673,715	$(4,301,939)	$(617,330)
Conversion of Series A Preferred
Stock to Common Stock, May 5, 2005	(2,843,500)	(2,844)	2,843,500	2,844	—	—	—
Issuance of units whereby each unit represents one share of common stock and ½ share of a detachable warrant			7,071,066	7,071	7,063,995	—	7,071,066
Offering costs	—	—	—	—	(390,000)	—	(390,000)
Net loss	—	—	—	—	—	(2,565,008)	(2,565,008)
Balance, December 31, 2005	—	—	17,964,566	17,965	10,347,710	(6,866,947)	3,498,728
Exercise of warrants	—	—	400,100	400	437,225	—	437,625
Issuance of shares of Common Stock	—	—	3,785,500	3,785	11,352,715	—	11,356,500
Offering Costs	—	—	—	—	(1,027,318)	—	(1,027,318)
Issuance of shares of Common Stock in Connection with the acquisition of certain assets of nCryptone	—	—	4,500,000	4,500	3,463,905	—	3,468,405
Stock compensation expense	—	—	—	—	472,598	—	472,598
Cashless exercise of warrants	—	—	1,722,142	1,722	(1,722)	—	—
Warrant compensation expense	—	—	—	—	1,253,493	—	1,253,493
Net loss	—	—	—	—	—	(6,866,614)	(6,866,614)
Balance, December 31, 2006	—	$—	28,372,308	$28,372	$26,298,606	$(13,733,561)	$12,593,417

The accompanying notes are an integral part of these financial statements.

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005
Cash flows from operating activities
Net loss	$(6,866,614)	$(2,565,008)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	488,390	78,009
Stock compensation expense	472,598	—
Warrant compensation expense	809,000	—
(Increase) decrease in Accounts receivable	18,291	(14,982)
(Increase) decrease in Prepaid expenses and other current assets	(30,885)	29,658
(Increase) decrease in Deposits on raw materials held for production	(701,472)	(100,000)
(Increase) decrease in Raw materials held for production	172,497	(172,497)
(Increase) decrease in Work in Progress Inventory	(1,098,553)	—
(Increase) decrease in Rental Deposit	(71,244)	—
Increase (decrease) in Accounts payable and accrued expenses	207,356	176,302
Increase (decrease) in Accounts payable - related parties	307,149	(233,980)
Increase (decrease) in Deferred revenue	302,867	(3,343)
Net cash used in operating activities	(5,990,620)	(2,805,841)
Cash flows from investing activities
Purchase of Property and Equipment	(218,786)	(276,833)
Net cash used in investing activities	(218,786)	(276,833)
Cash flows from financing activities
Repayment of notes payable	—	(648,270)
Proceeds from exercise of warrants	437,625	—
Repayment of demand notes payable related parties	—	(317,000)
Repayment of demand notes payable	—	(50,000)
Proceeds from notes payable related parties	—	650,000
Proceeds from demand notes payable	—	50,000
Proceeds from 10/19/05 Common Stock offering	—	6,517,500
Offering costs- 10/19/05 Common Stock offering	—	(390,000)
Proceeds from 5/30/06 Common Stock offering	11,356,500	—
Offering costs- 5/30/06 Common Stock offering	(582,825)	—
Interest payable- related parties	—	23,944
Interest paid on demand notes payable related parties	—	(9,128)
Interest payable on demand notes payable	—	542
Interest paid	—	(542)
Payments on capital lease	(9,330)	(8,627)
Net cash provided by financing activities	11,201,970	5,818,419
Net increase in cash and cash equivalents	4,992,564	2,735,748
Cash and cash equivalents, beginning of year	3,277,532	541,784
Cash and cash equivalents, end of period	$8,270,096	$3,277,532

The accompanying notes are an integral part of these financial statements

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental disclosures of cash flow

	For the Years Ended December 31,
	2006	2005

Interest paid	$1,239	$28,833

Income tax paid	$—	$—

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2005,

o 2,843,500 shares of preferred stock with a par value of $0.001 was converted into 2,843,500 shares of common stock with a par value of $0.001.

o $347,816 of demand notes payable related parties, that included interest, was converted into 347,816 shares of common stock with a par value of $0.001 and 173,908 warrants to purchase common stock at $1.25 per share.

o $125,000 of accounts payable related parties was converted to 125,000 shares of common stock with a par value of $0.001 and 62,500 warrants to purchase common stock at $1.25 per share.

o $92,850 of accounts payable and accrued expenses was converted to 80,750 shares of common stock with a par value of $0.001 and 40,375 warrants to purchase common stock at $1.25 per share.

During the year ended December 31, 2006,

On April 12, 2006, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $3.25 per share to SRG, LLC in conjunction with the retention of SRG, LLC to perform investor relations services for the Company whereby the Company recognized $450,000 in administrative costs relating to the issuance of these warrants.

On May 19, 2006, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $4.13 per share to Crystal Research Associates, LLC in conjunction with the retention of Crystal Research Associates, LLC to perform investor relations services for the Company whereby the Company recognized $359,000 in administrative costs relating to the issuance of these warrants.

On May 30, 2006, the Company issued warrants to purchase 113,565 shares of common stock at an exercise price of $3.30 to T.R Winston in conjunction with the Company’s May 30, 2006 financing and recognized $444,493 in offering costs relating to the issuance of these warrants.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

On June 28, 2006, the Company entered into an agreement with nCryptone whereby for $1,000,010, the Company could acquire a license to nCryptone's buzzer patent that is payable within one year of June 28, 2006.

On July 17, 2006, warrant holders cashlessly exercised 2,150,000 warrants resulting in the issuance of 1,722,142 shares of Common Stock.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

GENERAL

The accompanying consolidated financial statements of Innovative Card Technologies, Inc. ("ICTI") include the amounts of its wholly-owned subsidiary, PSA Co. and LensCard US, LLC ("LensCard US"), formerly Universal Magnifier, LLC, organized under the laws of the State of Delaware on January 7, 1999 and LensCard International Limited ("LensCard International"), formerly Universal Magnifier International Limited ("UMIL"), incorporated as an International Business Company under the laws of the British Virgin Islands on August 21, 1995. On January 7, 1999, LensCard US merged with Universal Magnifier LLC ("UMUS"), a California limited liability company founded in January, 1998, for the purpose of changing the place of organization of UMUS.

LensCard Corporation ("LCC") was incorporated in the State of Delaware on November 22, 2002 and had no financial activity from that date until January 1, 2004. PSACo., Inc. ("PSAC") was incorporated in the State of Delaware on August 27, 2003.

COMPANY OVERVIEW

The Company researches, develops and markets technology-based card enhancements primarily for the enterprise and on-line banking markets that are designed to enable issuers to increase acquisition rates of customers and improve security. It commenced sales of its first product, the LensCard, or a card embedded with a small magnifying lens, in 1998. Since 2002, its core focus has been and continues to be on research and development and marketing of its power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. It has devoted a significant majority of its efforts to completing the development of its power inlay technology, initiating marketing and raising the financing required to do so and funding its expenses. It has generated limited revenues that derive from licensing agreements of its LensCard product, most of which have terminated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Innovative Card Technologies, its wholly owned subsidiary, PSA Co., Lens Card US, LLC and Lens Card International, (the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

REVENUE RECOGNITION

The Company recognize revenues in accordance with SEC Staff Accounting Bulletin No. 104, or SAB 104. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. The Company recognize certain long-term contracts using the complete-contract method in accordance to SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type of Contracts.”

COMPREHENSIVE INCOME

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

INVENTORY

The Company values its inventory at the lower of cost (first-in, first-out) or market. Under certain market conditions, the Company uses estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operation in the period in which the facts that give rise to the adjustments become known.

INTANGIBLE ASSETS AND LONG-LIVED ASSETS

The cost incurred to acquire intangible assets, which are active and relate to products with a definitive life cycle, are amortized over the estimated useful life of three to five years. The Company assesses the carrying value of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company assesses the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend. Based on anticipated future income and cash flows and other factors relevant in the opinion of the Company’s management, there has been no impairment.

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

MAJOR SUPPLIERS

The Company obtains the battery, a key component for the Company’s power inlay technology, from a single source, Solicore, Inc., on a purchase order basis. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations, delay production for up to nine months and impair the Company’s ability to manufacture and sell products.

The Company obtains the display, a key component for the Company’s ICT DisplayCard, from a single source, SmartDisplayer, pursuant to the Company’s agreement with SmartDisplayer. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

The Company assembles its ICT DisplayCard using a single source, NagraID pursuant to a written agreement. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, due from related parties, accounts payable and accrued expenses, advances payable, and deferred revenue. The book value of all other financial instruments are representative of their fair values.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

LOSS PER SHARE

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Since their effect would have been anti-dilutive, common stock equivalents of 4,646,598 warrants and 2,351,000 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2006. Since their effect would have been anti-dilutive, common stock equivalents of 6,833,133 warrants and 1,585,000 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2005.

INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

STOCK INCENTIVE PLAN

The Company accounts for its stock incentive plan under SFAS No. 123R, "Share-Based Payments" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At times, cash balances are in excess of the insured limit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain amounts included in the prior year financial statements have been reclassified to conform with the current year presentation. Such reclassification did not have any effect on the reported net loss.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision to FASB Statement No. 123, ”Share-Based Payment,” “SFAS No. 123(R)”. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instructions for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has adopted this statement for the year ended December 31, 2006. The Company recorded $472,598 of compensation expense for employee stock options during the year ended December 31, 2006.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provision, those provisions should be followed.

Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicer’s financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN No. 48. The cumulative effect of applying the provisions of FIN No. 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The Company believes that the adoption of FIN No. 48 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently determining the effect, if any, the adoption of SFAS No. 157 will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan - an amendment of FASB Statement No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company believes that the adoption of SFAS No. 158 will not have a material impact on the Company’s financial position, results of operations or cash flows.

 In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of implementing SFAS 159 on our consolidated financial statements, however the Company anticipates that SFAS 159 will not have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 - DEPOSITS FOR RAW MATERIALS HELD FOR PRODUCTION

	December 31, 2006	December 31, 2005

Deposits on raw materials held for production (display & manufacturing component)	$1,199,453	$100,000
TOTAL	$1,199,453	$100,000

These deposits for raw materials are held by two vendors.

NOTE 4 - RAW MATERIALS AND WORK IN PROGRESS INVENTORY HELD FOR PRODUCTION

Raw materials and work in progress inventory held for production at December 31, 2006 and 2005 consisted of the following and is stated at the lower cost or market:

	2006	2005

Raw materials held for production (battery component)	$—	$172,497
Work in progress inventory	1,098,553	—
TOTAL	$1,098,553	$172,497

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Computer equipment	$55,672	$16,939
Office equipment	8,168	8,168
Furniture and fixtures	19,878	18,270
Production equipment, capital lease	32,598	32,598
Leasehold improvements	5,610	5,610
Production equipment	473,736	269,698
	595,662	351,283
Less accumulated depreciation and amortization	(234,742	(110,019
TOTAL	$360,920	$241,264

Depreciation and amortization expense was $124,723 and $78,009, for the years ended December 31, 2006 and 2005, respectively.

NOTE 6 - INTANGIBLE ASSET

Initially, upon the completion of the acquisition of nCryptone on June 28, 2006, the Company allocated the purchase price in accordance with the signed agreement with nCryptone assigning a temporary value of $19,303,095 to intangible assets and $1,000,010 to a patent license fee, pending further evaluation by the Company and the results of a report to be issued by a third party valuation firm. The Company’s preliminary allocation of the purchase price is summarized as follows:

Assets:
Intangible Assets	$19,303,095
Accounts Receivable	14,830
Equipment	25,619
Inventory	397,956
Total Assets	$19,741,500

Upon review of the report received from the third party valuation firm that assisted the Company with the valuation of the intangible assets and the patent license fee and other factors, the Company allocated the purchase price by assigning a value of $3,030,000 to intangible assets and $1,000,010 to a patent license fee. The $1,000,010 patent license fee will be amortized over the remaining life of the patent (12 years through November 2018). The total purchase price allocation of the DisplayCard assets of nCryptone is summarized as follows:

Common Stock:	$3,468,405

Total Purchase Price:	$3,468,405

The Company’s allocation of the purchase price is summarized as follows:

Assets:
Intangible Assets	$3,030,000
Accounts Receivable	14,830
Equipment	25,619
Inventory	397,956
Total Assets	$3,468,405

$2,900,000 of acquired intangibles has been assigned to developed technologies and $130,000 has been assigned to a non-competition agreement, which are subject to periodic amortization over the estimated useful life of five and three years, respectively.

Amortization expense for 2006 was $363,667. Estimated amortization expense for each of the ensuing years through December 31, 2011 is, respectively, $703,871, $703,871, $682,204, $660,538 and $370,538.

NOTE 7 - PROVISION FOR INCOME TAXES

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and the tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consisted of the following:

	Years Ended December 31,
	2006	2005
Current provision:
Federal	—	—
State	$2,400	$2,400
Total Current Provision	$2,400	$2,400
Deferred provision (benefit)
Federal	—	—
State	—	—
Total deferred portion (benefit)	—	—
Total provision for income taxes	$2,400	$2,400

Reconciliations between the statutory federal income tax rate and the Company’s effective income tax rate were as follows:

	Years Ended December 31,
	2006	2005
Federal income tax at statutory rates	34%	34%
State income taxes, net of federal benefit	6%	6%
Change in valuation allowance	(40%)	(41%)
Other	0%	1%
Effective income tax rate	0%	0%

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The significant components of the Company’s net deferred tax assets and (liabilities) consisted of the following:

	December 31,
	2006	2005
Benefits from NOL carryforwards	$3,472,511	$1,684,177
Tax credit carryforward	$61,788	$61,788
Differences in financial statement and tax accounting for:
Stock compensation	$549,037	$—
Accrued vacation	$10,358	$—
Inventory	$260,140	$—
Deferred Revenue	$145,660	$15,989
Depreciation and amortization	$237,830	$—
State income tax	$(331,068)	$(118,115)
Total Deferred tax assets (gross)	$4,406,526	$1,643,799
Less Valuation allowance	$(4,406,526)	$(1,643,799)
Total Deferred Tax assets, net	$—	$—

A valuation allowance has been established due to the uncertainty of realizing certain net operating loss (NOL) carryforwards and the other deferred tax assets. The Company had NOL carryforwards at December 31, 2006 of approximately $8.1 million for federal income tax purposes and an aggregate of $8.2 million of state income tax purposes. The company also has Federal research tax credit carryforward of $61.788. The Company’s Federal and State NOL carryforwards will be available to offset taxes through December 31, 2026 and 2012, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASE

Until September 30, 2006, the Company subleased its office space under a non-cancelable operating lease agreement from a stockholder. The lease required minimum monthly payments of $2,568, and required the Company to pay 15.03% of any additional rents and/or charges of any kind due from Bemel & Ross. Since May 2005, the lease became a month to month tenancy cancelable by either party with thirty days notice. The additional rents and/or charges that may be due consist of direct costs passed through the master landlord to Bemel & Ross. The direct costs are based on operating costs during the calendar year ending December 31, 2003, or the base year. Thereafter, if the direct costs in a subsequent year exceed the direct costs in the base year, the master landlord bills Bemel & Ross its proportionate share of the excess of direct costs, which may include tax costs related to real estate and/or costs and expenses incurred by the master landlord in connection with common areas of the building, the parking structure or the cost of operating the building. Through September 30, 2006, Bemel & Ross has charged the Company for additional rents and/or charges in the amount of $2,165. Future minimum lease payments under this operating lease agreement at September 30, 2006 are $0. The company terminated this lease on September 30, 2006.

On September 14, 2006, the Company entered into a sublease for 6,500 square feet of office space with Bergman & Dacey, Inc. which commenced on October 1, 2006 and expires on July 31, 2009. The Company paid a security deposit of $71,244. The lease requires monthly payments of $16,789 plus 32.5% of triple net costs charged to Bergman & Dacey, such as common area operating expenses, taxes and insurance. The rent increases 3% on October 1st of each year. Minimum lease payments will be $202,974, $209,063 and $124,677 in calendar years 2007, 2008 and 2009, respectively.

Rent expense was $77,524 and $37,040 for the years ended December 31, 2006 and 2005, respectively.

REVENUE SHARING AGREEMENTS

The Company entered into an agreement with its wholly owned subsidiary, PSACo., Inc., a Delaware corporation, whereby if the Company receives payments from royalty rights related to the LensCard that the Company would be obligated to make payments related to these rights to PSACo, the Company’s wholly owned subsidiary. As of December 31, 2006 and 2005, annual sales have not been sufficient to require any payments pursuant to the above agreements to PSACo. Any future payments that may be required will be recorded as a reduction of revenue.

PATENT AND TRADEMARK LICENSE AGREEMENTS

The Company has entered into various Patent and Trademark License Agreements with financial institutions granting a limited, non-exclusive right and license to make, distribute, market, sell, and use credit cards or debit cards containing a magnifying lens (the "Licensed Products"). These agreements are as follows:

•
An agreement dated July 9, 2001, providing for royalties to the Company at the rate of $1.20 per LensCard issued to a customer. Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from the customer. The agreement terminated July 9, 2006.

•
An agreement dated January 16, 2002 and expiring on March 31, 2004, providing for royalties to the Company at the rate of $1.50 per LensCard issued to a customer. Royalties were due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from this customer. On April 1, 2004, the agreement was extended requiring a $12,500 payment by the customer with the Company receiving a royalty of $0.25 per licensed product and $0.50 for each additional LensCard sold thereafter. The revised agreement is effective until April 1, 2008.

EMPLOYMENT AGREEMENT

The Company entered into an Employment Agreement with Alan Finkelstein, its Director and President; the initial term of three years, began January 1, 1998 and has since January 1, 2000 renewed for successive one year terms. As of December 31, 2006, the termination date is December 31, 2007. However, the agreement automatically renews if not terminated by December 31, 2007. Mr. Finkelstein earns $16,667 as a monthly salary.

LITIGATION

To date, the Company has never been a party to and has never been involved with any litigation. However, in the future, the Company, like any other business or individual, may become subject to litigation some of which the Company can control and other litigation that the Company cannot control. If the Company were to become involved in any litigation, management would have to assess whether or not such litigation would likely have a material adverse effect on the Company’s consolidated financial condition or results of operations.

NOTE 9 - STOCKHOLDER’S EQUITY

PREFERRED STOCK

The Company has 5,000,000 authorized shares of $0.001 par value preferred stock. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution.

From April 7, 2004 through October 18, 2004, investors purchased 2,568,500 shares of convertible series A preferred stock ("Preferred Stock") for $2,568,500, which includes the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of Series A Preferred Stock that were issued on April 7, 2004. Not included in the $2,568,500 is the conversion of unsecured advances owed to certain stockholders totaling $275,000 into 275,000 shares of Preferred Stock. Each share of Preferred Stock has a $.001 par value, a non-cumulative dividend of $0.06 per share when and if declared by the board of directors, liquidation preference and was convertible into one share of common stock at $1 per share. Each share of Preferred Stock was automatically converted into shares of common stock upon either (i) a majority of the outstanding shares of Preferred Stock, voting as a separate class, approves the conversion; or (ii) some or all of the common shares underlying the Preferred Stock are covered by an effective registration statement filed with the SEC. On May 5, 2005, the SEC declared the registration statement that covered, in part, common stock underlying the Preferred Stock effective thereby converting all 2,843,500 outstanding shares of Preferred Stock into common stock.

COMMON STOCK

During the year ended December 31, 2005, the Company completed the following:

On October 19, 2005, the Company issued 7,071,066 shares of common stock and 4,433,133 warrants to purchase common stock at a price of $1.00 per share to a number of investors pursuant to a private placement for total gross proceeds of $6,517,500 and the conversion of $571,066 of indebtedness.

During the year ended December 31, 2006, the Company completed the following:

On May 30, 2006, the Company issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500 and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share that expire on May 30, 2011.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

WARRANTS

The following summarizes the warrant transactions:

	Warrants Outstanding	Weighted-Average Exercise Price

Outstanding,
December 31, 2004	2,400,000	$1.00
Granted	4,433,133	$1.25

Outstanding,
December 31, 2005	6,833,133	$1.16
Granted	363,565	$3.51
Exercised	(2,550,100)	$1.00

Outstanding, December 31, 2006	4,646,598	$1.43

Exercisable, December 31, 2006	4,646,598	$1.43

The weighted-average fair value of the warrants granted during the twelve months ended December 31, 2006 for which the exercise price equals the market price on the grant date was $3.45, and the weighted-average exercise price was $3.51. No warrants were granted during the twelve months ended December 31, 2006 for which the exercise price was less than or greater than the market price on the grant date. The weighted-average remaining contractual life of the 4,646,598 warrants with a weighted average exercise price of $1.43 as of December 31, 2006 is 45 months.

2004 STOCK INCENTIVE PLAN

The Company's Board of Directors and stockholders approved the 2004 Stock Incentive Plan in August 2004. The 2004 Stock Incentive Plan provides for the grant of incentive stock options to the Company's employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights and performance shares to the Company's employees, directors and consultants.

The Company reserved a total of 2,351,000 shares of its common stock for issuance pursuant to the 2004 Stock Incentive Plan. The board of directors, or a committee of the board, administers the 2004 Stock Incentive Plan. Stock options are generally granted with terms of up to ten years and vest over a period of five years under the 2004 Stock Incentive Plan. The administrator determines the exercise price of options granted under the 2004 Stock Incentive Plan, but the exercise price must not be less than 85% of the fair market value of the Company's common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of the Company's stock, the exercise price must not be less than 110% of the fair market value per share of the Company's common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of the Company's common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company's outstanding stock or the outstanding stock of any parent or subsidiary of the Company, the term must not exceed five years an the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

The 2004 Stock Incentive Plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the Plan have been issued or all outstanding options terminate in connection with a change of control. In addition, the Board of Directors has the authority to amend the 2004 Stock Incentive Plan provided this action does not impair the rights of any participant.

A summary of stock option activity and weighted average exercise prices for the years ended December 31, 2006 and 2005 is as follows:

ALL OPTIONS	2006		2005
		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at beginning of period	1,585,000	$1.00	1,275,000	—
Options granted	766,000	$4.39	350,000	$1.00
Options forfeited	—	—	(40,000)	$1.00
Options expired	—	—	—	—
Options exercised	—	—	—	—

Outstanding at end of period	2,351,000	$2.10	1,585,000	$1.00

Exercisable at end of period	835,000	$1.06	510,000	$1.00

NON VESTED OPTIONS	2006		2005
		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Non- vested at beginning of period	1,075,000	$1.00	990,000	—
Options granted	766,000	$4.39	350,000	$1.00
Options forfeited	—	—	(40,000)	$1.00
Options expired	—	—	—	—
Options vested	(325,000)	$1.14	(225,000)	$1.00

Non- vested at end of period	1,516,000	$2.68	1,075,000	$1.00

The weighted average grant-date fair value of options granted during years ended December 31, 2006 and 2005 was $4.39, and $1.00, respectively.

The weighted average remaining contractual lives of the options outstanding and options exercisable were as follows:

	Options outstanding	Options exercisable

December 31, 2005	8.37 years	8.37 years
December 31, 2006	8.12 years	7.18 years

The Company recorded $472,598 of compensation expense for employee stock options during the year ending December 31, 2006, which is included in the general and administrative expense category. At December 31, 2006, there was a total of $3,328,840 of unrecognized compensation costs related to the non-vested share-based compensation arrangements under the 2004 Plan. The cost is expected to be recognized over a weighted average period of 2.67 years. The total fair value of shares vested during the year ended December 31, 2006 was approximately $371,500. The aggregate intrinsic value of total outstanding options and total exercisable options was $5,666,500 and $2,792,500, respectively as of December 31, 2006.

Since January 1, 2006, the Company is recognizing the cost of all employee stock options on a straight-line attribution basis over their respective vesting periods, net of estimated forfeitures. The Company has selected the modified prospective method of transition; accordingly, prior periods have not been restated. Prior to the adoptions of SFAS No. 123(R), the Company applied APB Opinion No. 25 and related Interpretations in accounting for its stock-based compensation plans; all employee stock options were granted at or above the grant date market price; and accordingly, no compensation cost was recognized for fixed stock option grants in prior periods.

If the fair value method had been applied, the Company's net loss and earnings per share would have been reduced to the pro forma amounts as follows:

Year Ended December 31, 2005

Net loss:
As reported	$(2,565,008)

Less: Total share-Based employee Compensation expense Determined under fair value method for employee stock options, net of tax	(250,858)

Pro forma net loss	$(2,815,866)

Basic and diluted loss per Share:

As reported	$(0.23)
Pro Forma	$(0.25)

The Black Scholes assumptions used are listed below:

	2006	2005

Risk free interest rate	4.97%	2.34%
Dividends	—	—
Volatility factor	200%	200%
Expected life	10 years	10 years
Annual forfeiture rate	0%	0%

NOTE 11 - RELATED PARTY TRANSACTIONS

ACCOUNTS PAYABLE - RELATED PARTIES

Accounts payable - related parties at December 31, 2006 consisted of amounts due for legal, expense reimbursement, and for a licensing fee and were $1,322,159. As of December 31, 2006, $61,173 is owed to Blakely, Sokoloff, Taylor & Zafman, LLP (BSTZ), a law firm in which, George Hoover, a director of the Company, is a partner and $1,260,987 is owed to nCryptone, S.A., respectively. The amount is currently due to BSTZ and Alan Finkelstein while the amount due to nCryptone S.A. is not payable until June 27, 2007.

CONSULTING AGREEMENTS

The Company was a party to a Consulting Agreements with Forest Finkelstein, the son of Alan Finklestein and during the years ended December 31, 2006 and 2005 the Company paid $85,000 and $213,333, respectively.

DEMAND NOTES PAYABLE - RELATED PARTIES

In March 2005, the Company obtained loans in the form of secured demand promissory notes totaling $500,000 from Bristol Investment Fund, Ltd. and Union Finance International, Corp; Union Finance International Corp. loaned the Company $333,000 while Bristol Investment Fund, Ltd. loaned the Company $167,000. The notes were secured by the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The notes were payable on the demand of the respective lender. There was no further borrowing capacity under either of the notes. On October 11, 2005, Union Finance International Corp. transferred its $333,000 loan plus interest to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. voluntarily converted the loan plus interest totaling $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common stock at $1.25. On October 20, 2005 the loan, including interest, amounting to $174,504 obtained from Bristol Investment Fund, Ltd. was repaid. As of December 31, 2005, the Company owed Bristol Investment Fund, Ltd. and BSR Investments, Ltd. $0 relating to these secured demand promissory notes.

On August 31, 2005, the Company obtained a loan in the form of a secured demand promissory note of $150,000 from Bradley Ross. The note was secured by the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The note was payable on the demand of Bradley Ross. On October 19, 2005 the Company repaid the principal amounts owed to Bradley Ross. As of December 31, 2005, the Company owed Bradley Ross $0 relating to this secured demand promissory note.

LEGAL SERVICES

The Company receives legal services from Blakely, Sokoloff, Taylor and Zafman, LLP, a law firm in which George Hoover, a director of the Company, is a partner. During the years ended December 31, 2006 and December 31, 2005, the Company paid $205,059 and $175,822 respectively, to this entity for legal services rendered.

NOTE 13 - SUBSEQUENT EVENTS (UNAUDITED)

On January 12, 2007 two employees cashlessly exercised a total of 35,000 stock options resulting in the issuance of 28,808 shares.

On January 26, 2007, two warrant holders exercised a total of 15,500 warrants resulting in the issuance of 15,500 shares of common stock for proceeds of $19,375.

On February 6, 2007, a warrant holder exercised 4,000 warrants resulting in the issuance of 4,000 shares of common stock for proceeds of $5,000.

Subsequent to year end, the Company entered into an option agreement with a related party whereby the Company may, but is not obligated to, purchase 51% ownership in a significant supplier of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a post effective amendment to a registration statement on Form SB-2 under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F. Street, NE, Washington, D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F. Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INNOVATIVE CARD TECHNOLOGIES, INC.

SHARES

COMMON STOCK

PROSPECTUS

______________, 2007

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, the registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount

SEC registration fees	$9,291.10**
Printing fees	$5,000 *
Legal fees	$15,000 *
Accounting fees and expenses	$15,000 *
Miscellaneous	$1,500 *
Total	$45,791.10*

** Total registration fees previously paid on (i) August 31, 2006 with respect to Registration Statement 333-137032 ($2,892.14); (ii) July 12, 2006 with respect to Registration Statement 333-135715 ($1,973.36); (iii) November 8, 2005 with respect to Registration Statement 333-129564 ($2,741.31); and (iv) October 19, 2004 with respect to Registration Statement 333-119814 ($1,684.29).

*Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Since its inception on November 22, 2002, the registrant has issued and sold the following unregistered securities:

(1) On December 23, 2003, the registrant entered into a Securities Purchase Agreement with Bristol Capital, LLC under which it was to sell a unit that consisted of 500,000 shares of its common stock and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share for a total offering price of $50,000. The closing was contingent upon Bristol Capital, LLC introducing potential investors to the registrant and these potential investors or investment funds affiliated with Bristol Capital purchasing a minimum of $1,500,000 worth of the registrant’s series A preferred stock at a price per share of $1.00 before February 1, 2004. As of May 5, 2004, the parties waived this closing contingency under the Securities Purchase Agreement. On May 5, 2004, the registrant received $50,000 from Bristol Capital, LLC and issued 500,000 shares of its common stock and warrants to purchase 2,400,000 shares of its common stock to Bristol Capital, LLC’s six designees pursuant to the Securities Purchase Agreement as follows: Diana Derycz-Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Paul Kessler (250,000 shares of common stock and warrant to purchase 375,000 shares), Steve Emerson (warrant to purchase 200,000 shares), Tyler Runnels (warrant to purchase 50,000 shares), Elmsmere Group Ltd. (warrant to purchase 700,000 shares) and Freemount Trading Ltd. (warrant to purchase 700,000 shares) This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Each and all of the investors in this financing qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

 (2) On April 2, 2004, the registrant issued an aggregate 5,500,000 shares of common stock to the following individuals: Alan Finkelstein, the registrant’s current chief executive officer, president and secretary, Bradley Ross and Michael Paradise. These issuances were in exchange for all of their royalty rights related to the intellectual property that applies to the LensCard, described in “Business — History and Development of the Company.” This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to individuals that each qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

 (3) On April 6, 2004, the registrant issued 1,000,000 shares of common stock, to all four members of LensCard US, LLC, a Delaware limited liability company, for their entire membership interests. The transaction is described further in “Business—History and Development of the Company.” This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to individuals that each qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(4) On April 6, 2004, the registrant issued 1,000,000 shares of common stock to four shareholders of LensCard International Limited, a British Virgin Islands corporation, in connection with the merger of LensCard International Limited into the registrant. Each share of LensCard International Limited was converted into 100 shares of the registrants’s common stock at a per share price of $1.00. The transaction is described further in “Business--History and Development of the Company.” This transaction was in reliance upon the exemption from registration set forth in section 4(2) of the Act. The shares were issued to three individuals and one entity that each qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(5) From April 7, 2004 to October 18, 2004, the registrant issued 2,568,500 shares of series A preferred stock at a price per share of $1.00 to a number of investors pursuant to a private placement, including the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of series A preferred stock that were issued on April 7, 2004, and raised gross proceeds of $2,568,500. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of series A preferred stock convertible into one share of common stock. Thirty-nine investors participated in the transaction, which the registrant completed on October 18, 2004. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. Each and all of the investors in this financing qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(6) On June 22, 2004, we issued 275,000 shares of series A preferred stock in a conversion of unsecured advances owed to the following individuals: 135,000 shares to Bradley Ross; 75,000 shares to Alan Finkelstein; and 65,000 shares to Luc Berthoud. The conversion was made at $1.00 per share. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to individuals that each qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(7) On June 28, 2004, we issued 50,000 shares of common stock at a price per share of $1.00 to Richardson & Patel LLP, an unaffiliated entity, as payment for legal services provided to us. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an “accredited investor,” as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the registrant did not advertise this issuance in any public medium or forum, (2) the registrant did not solicit any investors with respect to this issuance, (3) the registrant did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the registrant nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

(8) On October 12, 2004, we granted to employees, officers, directors and consultants options to purchase 1,275,000 shares of common stock at an exercise price of $1.00 per share. These transactions were effected under Rule 701 promulgated under the Act on the basis that the transactions were pursuant to compensatory benefit plans and contracts relating to compensation provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view towards distribution thereof. All recipients had access, through their relationship with InCard, to information about us.

(9) On October 19, 2005, the Company completed a private equity financing pursuant to which it raised gross proceeds of $6,500,000. T.R. Winston & Company served as the placement agent for the securities sold in this transaction and received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company’s common stock at an exercise price of $1.25 per share that expires on October 19, 2010. The transaction was a unit offering, pursuant to which each investor received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 6,500,000 shares of restricted common stock and warrants convertible into an additional 3,250,000 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. Additionally, the Company issued a warrant to purchase 117,600 shares of the Company’s common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterbery Towbin LLC pursuant to a latter agreement previously entered into by the Company and C.E. Unterbery Towbin, LLC. Each and all of the investors in this financing qualified as an “accredited investor” as that term is defined in the Securities Act of 1933, as amended. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor any of the investors paid any fees to any finder or broker-dealer other than T.R. Winston & Company who acted solely as placement agent and was paid a transaction fee by the Company in conjunction with this issuance.

 (10) On October 19, 2005, the Company converted debt owed to its executive officers, director and stockholders in an aggregate amount of $571,066 into 571,066 shares of the Company’s common stock and warrants to purchase an aggregate 285,533 shares of restricted common stock at an exercise price of $1.25 per share. The warrants expire on October 19, 2010. These transactions were in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The shares were issued to individuals qualified as an “accredited investor,” as that term is defined in the Securities Act of 1933. The following conditions were all met with respect to these transactions: (1) the Company did not advertise these issuances in any public medium or forum, (2) the Company did not solicit any investors with respect to these issuances, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with these issuances.

(11) On March 1, 2006, the Company issued 50,000 shares of common stock to Tyler Runnels, an accredited investor, upon the exercise of a warrant to purchase 40,000 shares of common stock, exercisable at $1.00 per share. The Company received $50,000 as a result of this warrant exercise. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The shares were issued to individuals qualified as an “accredited investor,” as that term is defined in the Securities Act of 1933. The following conditions were all met with respect to these transactions: (1) the Company did not advertise these issuances in any public medium or forum, (2) the Company did not solicit any investors with respect to these issuances, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with these issuances.

(12) On May 30, 2006, the Company completed a private equity financing pursuant to which the Company raised gross proceeds of $11,356,500. The transaction was a common stock offering, resulting in the placement of an aggregate 3,785,500 shares of restricted common stock. Eighteen investors participated in the transaction. Each and all of the investors in this financing qualified as an “accredited investor” as that term is defined in the Securities Act of 1933, as amended. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of the Company’s common stock at an exercise price of $3.30 per share that expires on May 30, 2011.

(13) On June 28, 2006, the Company announced the closing of its previously announced purchase of selected assets from nCryptone. The Company bought all intellectual property relating to the DisplayCard under the July 25, 2005 Joint Development Agreement with nCryptone, all nCryptone intellectual property relating to the DisplayCard, all tangible assets relating to the DisplayCard and assumed certain accounts payable directly allocable to the DisplayCard. The purchase price was 4,500,000 shares of the Company's common stock and an agreement to pay $1,000,000 USD within one year from closing for a license relating to nCryptone's buzzer patent for use in the Company's SoundCard.

There was no relationship between any officers, directors, and/or affiliates of the Company and the officers, directors, and or affiliates of nCryptone.

ITEM 27. EXHIBITS

2.1	(2)	Exchange agreement by and among the registrant, LensCard US, LLC, Alan Finkelstein, Forest Finkelstein, Bradley Ross and Luc Berthoud, dated April 1, 2004

2.2	(2)	Exchange agreement by and among the registrant, Alan Finkelstein, Bradley Ross and Michael Paradise, dated April 1, 2004

2.3	(2)	Exchange agreement between the registrant and its wholly-owned subsidiary, PSACo, Inc., dated April 1, 2004

2.4	(2)	Merger agreement between the registrant and LensCard International Limited, a British Virgin Islands International Business Company, dated April 6, 2004

3.1	(2)	Amended and Restated Certificate of incorporation of the registrant, as currently in effect

3.2	(2)	Amended and Restated Bylaws of the registrant, as currently in effect

5		Opinion of Richardson & Patel LLP

10.1	(2)	2004 stock incentive plan

10.2	(2)	Sublease agreement between registrant and Bemel & Ross for premises at 11601 Wilshire Blvd., #2160, Los Angeles, California 90025, dated January 5, 2003

10.3	(2)	Guaranty of lease between Alan Finkelstein and Bemel & Ross, dated January 5, 2003

10.4	(3)	Form of common stock warrant, as amended on September 7, 2005.

10.5	(2)	Securities purchase agreement between registrant and Bristol Capital, LLC dated December 23, 2003

10.5	(a) (2)	Waiver of section 2.3 of the securities purchase agreement between registrant and Bristol Capital, LLC

10.6	(2)	Shares for debt agreement between registrant and Alan Finkelstein, dated June 22, 2004

10.7	(2)	Shares for debt agreement between registrant and Bradley Ross, dated June 22, 2004

10.8	(2)	Shares for debt agreement between registrant and Luc Berthoud, dated June 22, 2004

10.9	(2)	Promissory note (loan no. 00003) between registrant and City National Bank, dated May 24, 2004

10.10	(2)	Promissory note (loan no. 00005) between registrant and City National Bank, dated May 24, 2004 10.11** Promissory note (loan no. 00004) between registrant and City National Bank, dated May 24, 2004

10.12	(2)	Promissory note (loan no. 00006) between registrant and City National Bank, dated May 24 ,2004

10.13	(2)	Commercial guaranty between Alan Finkelstein and City National Bank dated May 24, 2004

10.14	(2)	Commercial guaranty between Bradley Ross and City National Bank dated May 24, 2004

10.15	(2)	Commercial guaranty between Luc Berthoud and City National Bank dated May 24, 2004

10.16	(2)	Offer letter between registrant and Murdoch Henretty dated July 28, 2004

10.17	(2)	Employment agreement between registrant and Alan Finkelstein dated January 1998

10.18	(2)	Strategic Alliance Agreement between registrant and Visa International Service Association dated May 26, 2004

10.19	(2)	Secured Demand Promissory Note between registrant and Union Finance International Corp. dated March 31, 2005

10.20	(2)	Secured Demand Promissory Note between registrant and Bristol Investment Fund, Ltd. dated March 30, 2005

10.21	(2)	Capital Lease Agreement between registrant and CNC Associates, Inc. dated November 30, 2004

10.22	(2)	Guaranty between Alan Finkelstein and CNC Associates, Inc. dated November 30, 2004

10.23	(2)	Security Agreement between registrant and Union Finance International Corp. dated March 31, 2005 (See Exhibit 10.19)

10.24	(2)	Security Agreement between registrant and Bristol Investment Fund, Ltd. dated March 30, 2005 (See Exhibit 10.20)

10.25	(2)	Secured Demand Promissory Note between registrant and Bradley Ross dated August 31, 2005

10.26	(2)	Secured Demand Promissory Note between registrant and Rodger Bemel dated August 31, 2005

10.27	(2)	Joint Development Agreement between registrant and nCryptone dated July 25, 2005

10.28	(2)	Agreement between registrant and SmartDisplayer Technology, Inc. dated July 25, 2005

10.29	(5)	Form of Lock-Up agreement by and between registrant's directors and executive officers pursuant to the private placement dated October 19, 2005

10.30	(4)	Form of Warrant pursuant to private placement dated October 19, 2005

10.31	(4)	Registration Rights Agreement by and between the registrant and each investor pursuant to the private placement dated October 19, 2005

10.32	(4)	Side Letter Agreement between the registrant, T.R. Winston & Company and investors pursuant to the private placement dated October 19, 2005

10.33	(6)	Letter of Intent by and between VASCO Data Security, nCryptone and Registrant, dated October 28, 2005.

10.34	(9)	Form of Warrant to TR Winston dated as of May 30, 2006.

10.35	(9)	Form of Securities Purchase Agreement dated May 30, 2006.

10.36	(9)	Form of Registration Rights Agreement dated May 30, 2006.

10.37	(10)	Asset Agreement dated June 28, 2006 by and between Registrant NCryptone, SA and its shareholders.

10.38	(10)	Registration Rights Agreement dated June 28, 2006 by and between Registrant and NCrytone, SA

10.39	(10)	License Agreement dated June 28, 2006 by and between Registrant as licensor and NCryptone, SA as licensee

10.40	(10)	License Agreement dated June 28, 2006 by and between NCryptone, SA as licensor and Registrant as licensee.

10.41	(11)	Sublease between Registrant as sublessee and Bergman and Dacey, Inc. as sublessor.

10.42	(8)	Idemnification Agreement

10.43	(7)	Code of Ethics

21.1	(2)	List of subsidiaries

23.1	(1)	Consent of Independent Registered Public Accounting Firm.

(1)	Previously filed by the registration on Form 10-KSB on April 2, 2007.

(2)	Previously filed by the registrant on Form SB-2 (File No. 333-119814), as amended, with the Securities and Exchange Commission.

(3)	Previously filed by the registrant on Form 8-K with the Securities and Exchange Commission on September 7, 2005.

(4)	Previously filed by the registrant on Form 8-K, as amended, with the Securities and Exchange Commission on October 25, 2005.

(5)	Previously filed by the registrant on Form SB-2 (File No. 333-129564) with the Securities and Exchange Commission on November 8, 2005.

(6)	Previously filed by the registrant on Form 8-K with the Securities and Exchange Commission on November 18, 2005.

(7)	Previously filed by the registrant on Form 10-KSB with the Securities and Exchange Commission on March 20, 2006.

(8)	Previously filed by the registrant on Form 8-K with the Securities and Exchange Commission on March 23, 2007.

(9)	Previously filed by the registrant on Form 8-K filed with the Securities and Exchange Commission on May 31, 2006.

(10)	Previously filed by the registrant on Form SB-2 (File No. 333-135715) with the S EC on July 12, 2006.

(11)	Previously filed by the registrant on Form 10QSB with the SEC on November 13, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on May 11, 2007.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

INNOVATIVE CARD TECHNOLOGIES, INC.

By:	/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky Chief Financial Officer

Dated: May 11, 2007

POWER OF ATTORNEY

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Finkelstein and Bennet P. Tchaikovsky and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ John A. Ward, III	Chairman of the Board and Chief Executive Officer	May 11, 2007
John A. Ward, III	(Principal Executive Officer)

/s/ Bennet P. Tchaikovsky	Chief Financial Officer (Principal Financial and	May 11, 2007
Bennet P Tchaikovsky	Accounting Officer)

/s/ Alan Finkelstein	President, Chief Operating Officer and Director	May 11, 2007
Alan Finkelstein

/s/ Donald Joyce	Director	May 11, 2007
Donald Joyce

/s/ George Hoover	Director	May 11, 2007
George Hoover

/s/ Donald Killian	Director	May 11, 2007
Donald Killian

/s/ Scott Ogilvie	Director	May 11, 2007
Scott Ogilvie